UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

CALIFORNIA BANCORP
(Name of registrant as specified in its charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
____________________

April 14, 2026

Dear Fellow Shareholder,

On behalf of the Board of Directors and management, you are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of California BanCorp (the “Company”). The Annual Meeting will be held at the Company’s headquarters, located at 12265 El Camino Real, Suite 210, San Diego, California, 92130, on Wednesday, May 27, 2026, at 8:30 a.m., Pacific Daylight Time.

The attached Notice of Annual Meeting and proxy statement describe the formal business to be conducted at the Annual Meeting. Members of our Board of Directors and management will be present in person at the Annual Meeting to respond to any questions that our shareholders may have.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to cast your vote via the Internet, telephone, or by completing your proxy card and returning it by mail. Specific instructions with respect to your voting options are described in the accompanying proxy statement. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from that entity to vote your shares.

Each proxy is revocable and will not affect your right to vote in person if you attend the Annual Meeting. If you are a shareholder of record and attend the Annual Meeting, you may simply revoke your previously submitted proxy and vote your shares at that time. If your shares are held by a broker or otherwise not registered in your name, you will need additional documentation from your record holder proving your ownership in order to vote your shares personally at the Annual Meeting.

On behalf of the Board of Directors and the officers and employees of California BanCorp, we would like to thank you and all of our shareholders for your continued support. We look forward to your participation at the Annual Meeting.

Sincerely,

David I. Rainer
Chairman and Chief Executive Officer

2026 | Annual Proxy Statement	2

12265 El Camino Real, Suite 210
San Diego, California 92130
(844) 265-7622

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2026 - 8:30 a.m. (Pacific Daylight Time)

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of California BanCorp (the “Company”) will be held at the Company’s headquarters, located at 12265 El Camino Real, Suite 210, San Diego, CA 92130 on Wednesday, May 27, 2026, at 8:30 a.m. Pacific Daylight Time for the purpose of considering and voting upon the following matters:

ITEMS OF BUSINESS:

Proposals:

I.Election of Directors. To elect the following ten (10) director nominees to the Board of Directors (“Board”) of the Company to serve until the next annual meeting of shareholders and until their successors are elected and have qualified:

Andrew J. Armanino, Jr.	Dr. Lester Machado
Stephen A. Cortese	Frank L. Muller
Kevin J. Cullen	David I. Rainer
Frank D. Di Tomaso	David Volk
Rochelle G. Klein	Anne Williams

II. Ratification of the Appointment of Public Accounting Firm. To ratify the appointment of RSM US LLP as the independent public accounting firm for the Company for the fiscal year ending December 31, 2026.

III. Approval of the 2026 Omnibus Equity Incentive Plan. To approve the Company’s 2026 Omnibus Equity Incentive Plan.

IV. Other Business. To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only shareholders of record at the close of business on April 2, 2026, are entitled to notice and to vote at the Annual Meeting (and any adjournments or postponements thereof).

As set forth in the enclosed proxy statement, proxies are being solicited by and on behalf of the Board. All proposals set forth above are proposals of the Company. It is expected that the Notice of Internet Availability of Proxy Materials, which includes instructions on how to access these materials online will be mailed to shareholders on or about April 14, 2026.

2026 | Annual Proxy Statement	3

Your vote is important. Whether or not you expect to attend the Annual Meeting, we hope you will vote as soon as possible. You will be able to vote your shares over the Internet, by telephone or by completing a proxy card and returning it by mail. Please review the instructions with respect to your voting options described in the accompanying proxy statement. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from that entity to vote your shares. Voting by Internet, telephone or mail will not prevent you from voting in person if you choose to attend the Annual Meeting.

If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the Annual Meeting, you must obtain from the nominee a legal proxy issued in your name.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Manisha K. Merchant
Manisha K. Merchant
Chief Legal Officer and Corporate Secretary

San Diego, California
April 14, 2026

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting To Be Held on May 27, 2026.
California BanCorp’s proxy statement, annual report
and electronic proxy card are available on the Internet at https://www.envisionreports.com/BCAL.
You are encouraged to review all of the information contained in the proxy statement before voting.

2026 | Annual Proxy Statement	4

TABLE OF CONTENTS

Page

Annual Meeting of Shareholders	6
Information About the Annual Meeting and Voting	8
Security Ownership of Certain Beneficial Owners and Management	12
Proposal No. I— Election of Directors	15
Board of Directors	16
Corporate Governance	24
The Board's Role in Risk Oversight	26
Director Compensation	30
Executive Officers	32
Executive Compensation	37
Certain Relationships and Related Transactions, and Director Independence	48
Report of the Audit and Risk Committee	50
Proposal No. II—Ratification of the Appointment of RSM US LLP as the Company’s Independent Public Accounting Firm for the Fiscal Year Ending December 31, 2026	51
Proposal No. III - Approval of the Company’s 2026 Omnibus Equity Incentive Plan	54
Solicitation	63
Shareholder Proposals and Nominations	63
Delinquent Section 16(a) Reports	64
Other Matters	64
Internet Availability of Materials	64

2026 | Annual Proxy Statement	5

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

Date and Time May 27, 2026 8:30 A.M. Pacific Daylight Time	Record Date April 2, 2026

Location California BanCorp 12265 El Camino Real, Suite 210 San Diego, California 92130	Who Can Vote Holders of the Company’s Common Stock as of the Record Date
Introduction
This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board ”) of California BanCorp, a California corporation, for use at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournments or postponements of the Annual Meeting. The Notice of Internet Availability of Proxy Materials is first being mailed to shareholders on or about April 14, 2026.

If we change the date, time or location of the Annual Meeting, we will announce the decision to do so in advance and post details on our website at https://ir.californiabankofcommerce.com. The proxies that we are soliciting authorize the proxy holders to vote your shares in accordance with your instructions at any adjournment or postponement of the Annual Meeting.

As a matter of convenience, in this proxy statement we refer to California BanCorp as the “Company,” or “we,” “us” or “our.” We refer to California Bank of Commerce, N.A., our wholly-owned bank subsidiary, as the “Bank.”

Shareholders are being asked to vote on the following matters:

No.	Proposal	Board Recommendation	Page
I.	Election of the ten (10) director nominees named in this proxy statement, to serve until the next annual meeting of shareholders and until their successors are elected and have qualified.	FOR, each director nominee	15
II.	Ratification of the selection of RSM US LLP as the Company’s independent public accounting firm for the year ending December 31, 2026.	FOR	51
III.	Approval of the Company’s 2026 Omnibus Equity Incentive Plan	FOR	54

2026 | Annual Proxy Statement	6

These proposals are described in more detail elsewhere in this proxy statement. In addition to these proposals, shareholders will also consider any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
By submitting your proxy, you authorize the persons named in this proxy statement to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Those persons also may vote your shares to adjourn the Annual Meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.
The Company’s Annual Report for the year ended December 31, 2025 (the “Annual Report”), which includes the Company’s audited consolidated financial statements, accompanies this proxy statement. The Annual Report does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.
The proxy materials for the Annual Meeting, including this proxy statement and the Annual Report, will be available to our shareholders on the internet at www.envisionreports.com/BCAL, beginning on or about April 14, 2026.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and provide us with your proxy or voting instructions as soon as possible.

2026 | Annual Proxy Statement	7

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?
The Annual Meeting will be held at the Company’s headquarters, located at 12265 El Camino Real, Suite 210, San Diego, CA 92130 on May 27, 2026, at 8:30 a.m. Pacific Daylight Time.

Why did you send me this proxy statement?
We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. You may also vote by telephone or by the Internet by following the instructions on the proxy card.

Who may vote?
Shareholders who were the record owners of the Company’s common stock (the “Common Stock”) at the close of business on April 2, 2026 (the “Record Date”) are entitled to vote. On the Record Date, there were 32,152,298 shares of Common Stock issued and outstanding and entitled to vote. Our Common Stock is our only outstanding class of capital stock.

What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a company, trust or other nominee, then the broker, company, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered the beneficial owner of those shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, company, trust or other nominee generally how to vote their shares using the voting instruction form provided by it. If you hold your shares in street name and do not provide voting instructions, your broker, company, trust or other nominee has discretionary authority to vote your shares on “routine” proposals, such as on the ratification of the selection of RSM US LLP as our independent public accounting firm for the fiscal year ending December 31, 2026 (Proposal II), even in the absence of your specific voting instruction. Those shares will also be counted as present at the Annual Meeting for purposes of determining a quorum. However, in the absence of your specific instructions as to how to vote, your broker, company, trust or other nominee does not have authority to vote on “non-routine” proposals, including the election of directors (Proposal I), and the approval of the Company’s 2026 Omnibus Equity Incentive Plan (Proposal III), without receiving voting instructions from you.

What constitutes a quorum?
A quorum of shareholders is necessary to hold a valid Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the Annual Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the shares represented at the Annual Meeting may adjourn the Annual Meeting to another date.

2026 | Annual Proxy Statement	8

How many votes do I have?
Holders of Common Stock are entitled to one vote for each share of Common Stock held in his or her name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.

Notwithstanding the foregoing, if any shareholder in attendance at the Annual Meeting gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes in the election of directors, then all shareholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each shareholder is entitled to cast a number of votes that is equal to the number of directors to be elected (which at the Annual Meeting will be ten (10), multiplied by the number of shares that the shareholder is entitled to vote at the Annual Meeting. The shareholder may cast all of those votes for a single nominee or distribute them among any number or all of the nominees in such proportions as the shareholder may choose.

What vote is required to approve each proposal, and what is the effect of withholding authority to vote, broker non-votes and abstentions?
The following table sets forth the vote that is required to approve each proposal, and the effect of withholding authority to vote, broker non-votes and abstentions from voting.

Proposal	Vote Required	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal I: Election of Directors	The candidates receiving the highest number of votes, up to the number of directors to be elected, ten (10), will be elected.
Withheld votes, abstentions and broker non-votes will have no effect on the voting for the election of directors. However, shares voted “withhold” and broker non-votes will be considered present at the Annual Meeting for purposes of determining whether a quorum is present.

Proposal II: Ratification of the Company’s Independent Public Accounting Firm	Affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting, with affirmative votes constituting at least a majority of the required quorum.
Abstentions and broker non-votes will have no effect unless there are insufficient votes in favor of the proposal, such that the affirmative votes constitute less than a majority of the required quorum. In such case, abstentions and broker non-votes will have the same effect as a vote against the proposal.

2026 | Annual Proxy Statement	9

Proposal III: Approval of the Company’s 2026 Omnibus Equity Incentive Plan	Affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting, with affirmative votes constituting at least a majority of the required quorum.
Abstentions and broker non-votes will have no effect unless there are insufficient votes in favor of the proposal, such that the affirmative votes constitute less than a majority of the required quorum. In such case, abstentions and broker non-votes will have the same effect as a vote against the proposal.

How do I vote?
You may vote at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote while attending the Annual Meeting. If you plan on attending the Annual Meeting in person, please bring a form of photo identification with you.

If you are a shareholder of record, you may direct how your shares are voted without attending the Annual Meeting in one of the following ways:

•Voting by Telephone: You may vote by calling the toll-free telephone number 1-800-652-VOTE(8683) and following the instructions printed on your proxy card. The deadline for voting by telephone is May 26, 2026, at 8:59 p.m., Pacific Daylight Time. If you vote by telephone, you do not need to return your proxy card.

•Voting on the Internet: You may vote on the Internet by accessing the website address www.envisionreports.com/BCAL and following the instructions printed on your proxy card. The deadline for voting on the Internet is May 26, 2026, at 8:59 p.m., Pacific Daylight Time. If you vote on the Internet, you do not need to return your proxy card.

•Voting by Mail: You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the enclosed proxy card and return it by mail in the accompanying postage-prepaid envelope. In order to ensure that your shares will be voted, you should mail your signed proxy card in sufficient time for it to be received before the Annual Meeting. If your shares are registered in different names or you hold your shares in more than one capacity, you will receive more than one proxy card. In that case, if you choose to vote by mail and you want all of your shares voted, please complete each proxy card that you receive and return it in its own postage prepaid envelope.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy by telephone, Internet or mail will not affect your right to vote at the Annual Meeting should you decide to attend the Annual Meeting. If you do attend and vote your shares at the Annual Meeting after having voted by any of the methods described above, only your last vote will be counted.

Voting by Proxy for Shares Held in Street Name: If you are the beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the Annual Meeting.

2026 | Annual Proxy Statement	10

Revoking a Proxy
You may revoke your proxy before it is voted by:
a.submitting a new proxy with a later date, including a proxy submitted via the Internet or by telephone;
b.providing us with written notification before the Annual Meeting that you are revoking your previously submitted proxy, addressed to the Company’s Corporate Secretary at 12265 El Camino Real, Suite 210, San Diego, CA 92130; or
c.voting at the Annual Meeting.

However, if your shares are held in street name, you will need to contact your broker, bank or the nominee holder if you wish to change or revoke any voting instructions that you previously gave to your broker, bank or other nominee holder.

How will the Board vote my proxy?
If you grant us your proxy to vote your shares (whether by telephone or over the Internet or by completing, signing and returning your proxy card by mail), and you do not revoke that proxy prior to the Annual Meeting, your shares will be voted as directed by you. If you do not provide any specific direction as to how your shares should be voted, your shares will be voted as follows:

a.“FOR” the election of each of the ten (10) director nominees named in this proxy statement to serve until the next annual meeting of shareholders until their successors are elected and have qualified (Proposal No. I);
b.“FOR” ratification of the appointment of RSM US LLP as our independent public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. II); and
c.“FOR” approval of the Company’s 2026 Omnibus Equity Incentive Plan (Proposal No. III).

If any other matter should be properly presented at the Annual Meeting upon which a vote may be taken, the shares will be voted in accordance with the judgment of the holders of the proxy.

2026 | Annual Proxy Statement	11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options that are currently exercisable or will become exercisable or restricted share units that will vest within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.
The following table provides information regarding the beneficial ownership based on 32,152,298 shares of our common stock issued and outstanding as of April 2, 2026, by those persons or entities known by us to beneficially own more than five percent of the outstanding shares of our common stock.

Name and Address of Greater than 5% Shareholders	Shares Beneficially Owned	Percent of Class Beneficially Owned
Wellington Management Group LLP(1) 280 Congress Street, Boston, MA 02210	2,882,833	8.97%
John & Heidi Farkash (2) PO Box 576, Rancho Santa Fe, CA 92067	2,420,680	7.53%
AB Financial Services Opportunity Fund (c/o Alliance Bernstein L.P.)(3) 1345 Avenue of the Americas, New York, NY 10105	2,347,421	7.30%
FJ Capital Management, LLC (4) 7901 Jones Branch Drive, Suite 210, McLean, VA 22102	2,054,534	6.39%
Endeavour Capital Advisors Inc. (5) 410 Greenwich Avenue, Greenwich, CT 06830	1,755,219	5.46%
(1) Based on a Schedule 13G filed with the SEC on February 10, 2026, by Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP, which reported shared voting power of 2,265,953 shares, and shared dispositive power of 2,882,833 shares, and by Wellington Management Company LLP, which reported shared voting power of 2,234,983 shares, and dispositive power of 2,654,952 shares.
(2)    Includes 1,862,562 shares held in a trust whereby Mr. Farkash is trustee and has voting rights with respect to such shares, and 558,118 shares held in a joint account of which he has voting rights.
(3)    Based on a Schedule 13G/A filed with the SEC on February 17, 2026 by AllianceBernstein L.P., which reported sole voting and sole dispositive power of 2,347,421 shares.
(4)    Based on a Schedule 13G filed with the SEC on January 29, 2026 by FJ Capital Management, LLC, which reported shared voting and dispositive power of 2,054,534 shares of the Company’s common stock held by FJ Capital Management, LLC, Financial Opportunity Fund LLC and Martin Friedman. Mr. Martin Friedman is the Managing Member of FJ Capital Management, LLC and disclaims beneficial ownership of such shares held by FJ Capital Management, LLC, except to the extent of his pecuniary interest therein.
(5) Based on a Schedule 13G filed with the SEC on February 13, 2026 by Endeavour Capital Inc, which reported shared voting and dispositive power of 1,755,219 shares, and sole voting and dispositive power of 9,858 shares.

2026 | Annual Proxy Statement	12

The following table provides information regarding the beneficial ownership based on 32,152,298 shares of our common stock issued and outstanding as of April 2, 2026, for:
•each director of the Company;
•each of our Named Executive Officers; and
•all directors of the Company and our executive officers (including Named Executive Officers) as a group.
Unless otherwise indicated, we believe that the shareholders listed have sole voting and investment power over all of the shares shown opposite such person’s name, subject to applicable community property laws.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Shares Subject to Exercisable Options that will Vest Within 60 Days(3)	Shares Subject to RSUs that will Vest Within 60 Days (3)	Shares Beneficially Owned	Percent of Class Beneficially Owned (3)
Non-Employee Directors:
Andrew J. Armanino, Jr.	221,292		—	3,729	225,021	0.70%
Stephen A. Cortese	392,589	(4)	—	3,729	396,318	1.23%
Kevin J. Cullen	87,621		—	3,729	91,350	0.28%
Frank D. Di Tomaso	409,066		—	3,729	412,795	1.28%
Rochelle G. Klein	251,583	(5)	—	3,729	255,312	0.79%
Dr. Lester Machado	60,036		7,500	3,729	71,265	0.22%
Frank L. Muller	32,936		—	3,729	36,665	0.11%
David Volk (6)	28,195		17,500	3,729	49,424	0.15%
Anne Williams	65,240		—	3,729	68,969	0.21%

Employee Directors and Named Executive Officers:
David I. Rainer Director, Chief Executive Officer and Chairman of the Board	441,181		—	—	441,181	1.37%
Steven E. Shelton Former Director, Chief Executive Officer of the Company and Bank (7)	98,493		—	—	98,493	0.31%
Thomas G. Dolan Executive Vice President Chief Financial Officer of the Company and Chief Strategy Officer of the Bank	261,173		—	—	261,173	0.81%

2026 | Annual Proxy Statement	13

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Shares Subject to Exercisable Options that will Vest Within 60 Days(3)	Shares Subject to RSUs that will Vest Within 60 Days (3)	Shares Beneficially Owned	Percent of Class Beneficially Owned (3)
Richard Hernandez President of the Company and the Bank	73,631		—	3,364	76,995	0.24%
Directors and Executive Officers as a Group (19 in Number) (8)	2,559,089	(7)	25,000	38,068	2,622,157	8.14%

(1)    Unless otherwise stated, the address for each individual is c/o California Bank of Commerce, N.A., 12265 El Camino Real, Suite 210, San Diego, CA 92130.
(2) Except as otherwise noted, may include shares held by or with such person’s spouse and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person has pass-through voting rights and investment power. Does not include vested stock options.
(3)    Stock options or restricted share units that are exercisable or vest within 60 days after April 2, 2026, are treated as issued and outstanding for the purpose of computing the percent of class owned by such person but not for the purpose of computing the percent of class owned by any other person.
(4)     Includes 2,086 shares held by Cortese Real Property LP, a limited partnership of which Cortese Management, LLC is the general partner and 2.352% owner. Mr. Cortese is the sole member of Cortese Management, LLC and has voting rights with respect to such shares.
(5)    Includes 18,132 shares held in Ms. Klein’s children’s trust accounts whereby Ms. Klein is a trustee and has voting rights with respect to such shares.
(6)    Mr. Volk is a principal of Castle Creek Advisors IV LLC, which owns 3,729 unvested restricted stock units that will become fully vested on May 21, 2026. Mr. Volk disclaims beneficial ownership of such shares held by Castle Creek Advisors IV LLC. Based on a Schedule 13G filed with the SEC on February 10, 2026 by Castle Creek Capital Partners VI, LP and Castle Creek Capital VI LLC, Castle Creek no longer owns more than 5% or more of Company stock as of January 29, 2026.
(7)    Effective December 31, 2025, Mr. Shelton retired from his role as Director and Chief Executive Officer of the Company and the Bank.
(8) Includes beneficial ownership of six additional executive officers totaled 136,053 shares.

2026 | Annual Proxy Statement	14

PROPOSAL I ELECTION OF DIRECTORS
Proposal I

Election of Directors. Electing each of the following ten (10) director nominees to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders and until their successors are elected and have qualified:

Andrew J. Armanino, Jr.	Dr. Lester Machado
Stephen A. Cortese	Frank L. Muller
Kevin J. Cullen	David I. Rainer
Frank D. Di Tomaso	David Volk
Rochelle G. Klein	Anne Williams
Our Board has nominated the ten director nominees named above for election to the Board for a term of one year ending at the next annual meeting of shareholders and until their respective successors are elected and qualified to serve. Each of the ten nominees named above was nominated by the Board upon the recommendation of the Compensation, Nominating, and Governance Committee (“CNG Committee”). Each nominee is currently a director of the Company as well as director of the Company’s subsidiary, California Bank of Commerce, N.A. (the “Bank”), and has consented to serve as a director, if elected at the Annual Meeting. Further, except for Mr. Rainer, Mr. Di Tomaso, and Ms. Williams, each qualifies as an independent director under the listing rules of the Nasdaq Stock Market and the related rules of the SEC. No current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers. None of our directors have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors during the last ten years that we consider material to the evaluation of the ability and integrity of any director.
Vote Required and Recommendation of the Board
Under California law and our Bylaws, the ten (10) nominees receiving the highest number of votes entitled to be cast in the election of directors will be elected to serve as directors of the Company. As a result, any shares that are voted “Withhold” and broker non-votes will not be counted in determining the outcome of the election.
Unless otherwise instructed, the persons who are named as the proxy holders on the enclosed proxy card intend to vote the proxies received by them for the election of each of the ten director nominees. If, prior to the Annual Meeting, any of the nominees becomes unable or unwilling for good cause to serve as a director, the proxy holders will vote the proxies received by them for the election of any substitute nominees selected by the Board. The Company has no reason to believe that any of the nominees will become unable or unwilling to serve. In addition, if any shareholder gives notice at the Annual Meeting, prior to voting, of his or her intention to cumulate votes in the election of directors, the proxy holders will have the discretion to allocate and cast the votes represented by each of the proxies they hold among the above named nominees for whom authority to vote has not been withheld, in such proportions as the proxy holders deem appropriate in order to elect as many of the nominees named above as is possible.

✓	The Board of Directors unanimously recommends that you vote "FOR" each of the ten (10) director nominees.

2026 | Annual Proxy Statement	15

Board of Directors
The following table sets forth certain information about our director nominees, including their ages and year in which they began serving as a director of the Company (or the Bank, if prior to the holding company reorganization on May 15, 2020).

Name	Age	Director Since	Compensation, Nominating and Governance Committee Member	Audit and Risk Committee Member
Andrew J. Armanino, Jr.	61	2024	X	X
Stephen A. Cortese	65	2024	X
Kevin J. Cullen	59	2024	Chair	X
Frank D. Di Tomaso	68	2021
Rochelle G. Klein	64	2024		Chair
Dr. Lester Machado	70	2001	X	X
Frank L. Muller	69	2024
David I. Rainer	69	2022
David Volk	49	2017	X
Anne Williams	68	2023

2026 | Annual Proxy Statement	16

Director Nominee Highlight

7 of 10 Directors are Independent	100% Independence for CNG, Audit and Risk Committee Chair and Members
Average Age of Directors – 64 years old	Average Director Tenure – 3 years

2026 | Annual Proxy Statement	17

Effective July 31, 2024, the former California BanCorp (“CALB”) merged with and into the Company, and the former California Bank of Commerce merged with and into Bank (the “Merger”). At the effective time of the Merger, certain directors from CALB were appointed to the Board, and certain directors of the Company continued their service on the Board. For those directors who joined the Board from CALB, the preceding table is inclusive of their tenure as a director of CALB.
Set forth below is information about each of the director nominees, including their principal occupation, business experience and qualifications to serve on the Board of Directors.

2026 | Annual Proxy Statement	18

Andrew J. Armanino, Jr.

Mr. Armanino was the Managing Partner and Chief Executive Officer of Armanino LLP, a public accounting firm, from 2005 to 2018, at which time he retired and is no longer affiliated with the firm. During his tenure, he successfully led the firm to become the 21st largest CPA and consulting firm in the United States.
He has served as a board member of Moore Global since 2019 and currently serves as Chairman of the Board of Moore Global International, an accounting and business advisory network of independent accounting firms. He has also been a board member of Good.Lab, an ESG software company, since 2022. Additionally, Mr. Armanino serves on the board of the Armanino Foundation, a community service organization, is a member of the American Institute of CPAs Council, and serves on the board of Mary’s Meals, a global charity dedicated to providing meals to children in some of the world’s most impoverished communities.
Mr. Armanino was a founding member of California BanCorp (Nasdaq: CALB) and California Bank of Commerce, and served on the board from 2013 until the merger with Southern California Bancorp (Nasdaq: BCAL) and Bank of Southern California, N.A. in July 2024. Mr. Armanino has served on the Board since the merger and leads the Strategic Planning Committee of the Company and Bank. He is one of the Company’s Board-designated “audit committee financial experts.” Mr. Armanino’s significant accounting experience provides in-depth knowledge of generally accepted accounting principles and auditing standards to the Board. With years of providing services to small and medium-sized businesses, he brings valuable insights to the Board regarding these businesses.
Mr. Armanino earned his Bachelor’s degree in Accounting from Santa Clara University.

Stephen A. Cortese

Mr. Cortese is the Managing Partner for Cortese Investment Company, an investment firm focused on the acquisition, development, and management of commercial real estate since 1987. Additionally, Mr. Cortese is the general partner of Cortese Real Property, LP, a commercial real estate development firm with holdings in Northern California, since 2003.

Mr. Cortese was a founding member and director of California BanCorp (Nasdaq: CALB) and California Bank of Commerce, serving as Chairman of the Board from 2010 until the merger with Southern California Bancorp (Nasdaq: BCAL) and Bank of Southern California, N.A. in July 2024. He has served as the Lead Independent Director of the Company and Bank since the merger. Mr. Cortese has significant experience in real estate management, investment and construction, particularly in the greater San Francisco Bay Area, enabling him to bring valuable insights regarding these matters to the Board.

Mr. Cortese earned his Bachelor of Business Administration with an emphasis in Finance from the University of California, Berkeley and his Master of Science in Real Estate Appraisal and Investment Analysis from the University of Wisconsin, Madison.

2026 | Annual Proxy Statement	19

Kevin J. Cullen
Mr. Cullen is the Chief Financial Officer and co-owner of Olson & Company Steel, Inc., a construction company, a position he has held since 2013. He is also a director of Steel Bar Fresno and California Steel Captive. He previously served as Chief Financial Officer of Guarantee Glass, Inc., a subcontractor, from 2008 to 2012, and as Chief Financial Officer and a co-owner of MDC Vacuum, a manufacturing company, from 1998 to 2008.
Mr. Cullen was a founding member and director of California BanCorp (Nasdaq: CALB) and California Bank of Commerce and served on the board from 2007 until the merger with Southern California Bancorp (Nasdaq: BCAL) and Bank of Southern California, N.A. in July 2024. He has served on the Board since the merger, and chairs the Compensation, Nominating and Governance Committee of the Company and Bank. He is one of the Company’s Board-designated “audit committee financial experts.” Mr. Cullen’s business experience, including as the owner of and Chief Financial Officer for construction and manufacturing companies, enables him to bring valuable insights to the Board regarding these small to medium sized businesses.
Mr. Cullen earned his Bachelor’s degree in Liberal Arts with an emphasis on English from University of the Pacific.

Frank D. Di Tomaso

Mr. Di Tomaso has spent over 40 years in banking. He was a founding member of Bank of Santa Clarita and served as its Vice Chairman (2004-2009), Chairman (2009-2021), Executive Vice President (2004-2011), and CEO (2012-2021). Prior to the founding of Bank of Santa Clarita, he held the positions of Senior Vice President and Business Development Officer at City National Bank (1997-2004) and Senior Vice President and Commercial Loan Team Leader (1996-1997). Before joining City National Bank, Mr. Di Tomaso was employed at Metrobank until it was acquired by Comerica Bank and served as the Senior Vice President and Manager of the Asset Based Loan Division of Metrobank (1990-1996).

Mr. Di Tomaso currently serves as a director of the Company and Bank and has been with the Company since 2021. Mr. Di Tomaso’s extensive experience as an executive and director of banking and financial institutions, as well as his knowledge and leadership capabilities, make him a valuable member of the Board.

Mr. Di Tomaso earned his Bachelor of Science degree in Accounting from California State University, Fresno.

2026 | Annual Proxy Statement	20

Rochelle G. Klein
Ms. Klein served as Vice President in the Fixed Income Currency and Commodities Division at Goldman Sachs, in New York, Los Angeles and San Francisco, from 1987 to 2002. She continues to privately invest and consult and was most recently an Advisory Business Development Director for Ocean Gate Capital Management, L.P., in San Francisco and Boston, from 2006 to 2009.
Ms. Klein was a founding member and director of California BanCorp (Nasdaq: CALB) and California Bank of Commerce and served on the board from 2007 until the merger with Southern California Bancorp (Nasdaq: BCAL) and Bank of Southern California, N.A. in July 2024. Ms. Klein has served on the Board since the merger, and chairs the Audit and Risk Committee of the Company and Bank. She is one of the Company’s Board-designated “audit committee financial experts." Ms. Klein offers the Board a profound understanding of finance, financial markets, risk management, regulatory requirements, and business development, drawn from over 35 years of experience in both investment and community banking. Her distinguished career includes serving as a senior executive at a leading global investment bank and as a founding Director of a community bank which has successfully completed two mergers.
Ms. Klein strives to give back to her community using her financial and development expertise in chairing and serving on numerous philanthropic and higher education boards and foundations.
Ms. Klein has a Bachelor of Arts degree with honors and distinction in Economics from Stanford University and a Master’s in Business Administration and a Juris Doctor degree from University of California, Los Angeles.

Dr. Lester Machado

Dr. Machado practiced Oral and Maxillofacial Surgery in San Diego for over 30 years from 1990-2021. Dr. Machado also served as Chairman of the Division of Maxillofacial Surgery at both Rady Children’s Hospital (2005-2020) and Scripps Mercy Hospital (2000-2021) and is a Fellow of the Royal College of Surgeons of Edinburgh. He is the owner of Lester Machado Fine Art (2018-present) and a partner in Gribardo Vineyards (2017-present), farming wine grapes in Northern California.
Dr. Machado currently serves as a Trustee of the San Diego Museum of Art and previously served as Director for the San Diego Dental Society, San Diego Dental Foundation, Coming Together Foundation, and the Climate Action Campaign.

Dr. Lester Machado is a founding director of the Company and the Bank and has been serving on the Board since 2001. Dr. Machado’s extensive operational and business experience, as well as his passion for diversity and equality, make him a valuable contributor to the Board.

He received his bachelor’s degree from the University of California, Davis; his DDS degree from University of the Pacific; and his MD degree from Hahnemann University.

2026 | Annual Proxy Statement	21

Frank L. Muller

Mr. Muller is the owner of M Three Ranches, LLC in Woodland, California, a farming and farming consulting business, since January 2020. He was previously the co-owner, President and Chief Financial Officer of Muller Ranch, LLC, a farming and farming consulting business, from 1979 to December 2019. Mr. Muller has served on the board of directors for Pacific Coast Producer, an agricultural canning and packaging cooperative, since 1990, including as chairman for the past 15 years. He previously served on the board of directors for the California Department of Food and Agriculture during 2018 and 2019 and, previously, the board of directors of the Federal Crop Insurance Corporation. Mr. Muller’s familiarity with the Northern Central Valley region of California and the agricultural industry bring valuable insights to our Board.
Mr. Muller has been serving as a member of the board of California BanCorp (Nasdaq: CALB) and California Bank of Commerce since 2020. Following the 2024 merger with Southern California Bancorp (Nasdaq: BCAL) and Bank of Southern California, N.A., he remains an active board member.
He is an active community volunteer with the Yolo County 4-H and Yolo Arts.
Mr. Muller has a Bachelor of Science in Agriculture and Managerial Economics from U.C. Davis.

David I. Rainer

Mr. Rainer is the Chairman of the Board and Chief Executive Officer for California BanCorp (Nasdaq: BCAL) and California Bank of Commerce, N.A. as of January 1, 2026. He previously served as the Executive Chairman of California BanCorp since July 1, 2024. Prior to the merger with California BanCorp (Nasdaq: CALB) and California Bank of Commerce, Mr. Rainer served as the Chairman and Chief Executive Officer of Southern California Bancorp and Bank of Southern California, N.A since September 2022. He previously served as the Executive Chairman from November 2020 and the Executive Chairman, President, and Chief Executive Officer from July 2021 to April 2022.
A proven leader in growing community banks, Mr. Rainer served as a Founder, Chairman and Chief Executive Officer of CU Bancorp (Nasdaq: CUNB) and its wholly owned subsidiary California United Bank (2005-2017). Prior to that, he spent three years as Executive Vice President of Commercial Banking for the Western US at US Bank (NYSE: USB) (2001-2004).
Mr. Rainer served two three-year terms on the Board of Directors of the Federal Reserve Bank of San Francisco, Los Angeles Branch (2011-2016). He is a member of the Price Board of Councilors at the USC Price School of Public Policy and former Director of InBank (2019-2020). He was recognized as an Ernst & Young Regional Entrepreneur of the Year winner in 2008.
Involved in the community, Mr. Rainer previously served on the board of directors for the Boys and Girls Club of the West Valley, Inner City Arts, Junior Achievement, and the LA Urban League.
Mr. Rainer received his bachelor’s degree from California State University, Northridge, and his Master of Business Administration from the University of Southern California.
Mr. Rainer’s extensive experience as an executive managing banks and bank holding companies and his proficiency in corporate strategy make him a valuable member of the Board.

2026 | Annual Proxy Statement	22

David Volk

Mr. Volk is a principal at Castle Creek Capital, an alternative asset management firm focused on the community banking industry and located in San Diego, California. He started with Castle Creek Capital Partners VI LP in 2005, having led or supported investments in numerous recapitalization, distressed, and growth situations. Prior to joining the firm, he worked as an associate with TW Associates Capital, Inc. and Ernst & Young.
Mr. Volk currently serves as a director of Spend Life Wisely Co./First United Bank & Trust Co. (2023) in Oklahoma and Texas, and Bridgewater Bancshares/Bridgewater Bank (2017) in Minnesota. He previously served as a director of InBankshares Corp/Inbank (2022-2023) and Bank of Idaho/Bank of Idaho Holding Company (2019-2025).

David Volk is a director of the Company and the Bank, joining the board in 2017. Mr. Volk’s extensive experience in investment, transactional and financial analysis within the community banking industry and his service on multiple bank boards enables him to be a significant contributor to the Board.

Mr. Volk received his bachelor’s degree from Santa Clara University and his master’s degree from the University of Virginia.

Anne Williams

Ms. Williams is an accomplished credit risk professional with over 35 years of industry experience. Most recently and until her retirement, she served as Executive Vice President and Chief Credit Officer of Bank of Southern California (2020-2023). Previously, she was with California United Bank (Nasdaq: CUNB) where she served as EVP, Chief Credit Officer (2004-2017) and Chief Operating Officer (2008-2017) and was a bank director (2009-2014). Prior to that, Ms. Williams served as SVP Manager for US Bank’s Commercial Banking Market for the State of California (1999-2004) and was previously the EVP and Chief Credit Officer at California United Bank and its successor, Pacific Century Bank (1992-1999).
Ms. Williams has been a director of the Company and the Bank since 2023. Ms. Williams’ extensive experience in developing and growing commercial banking platforms makes her a valuable member of the Board.

Active in the community, Ms. Williams previously served on the board of the Valley Economic Development Center, Inc. and is a former board member of the Los Angeles Local Development Corporation, the California Economic Development Lending Initiative, and the Park Advisory Board for the Pan Pacific Recreation Complex.

Ms. Williams received her bachelor’s degree from Mount Holyoke College.

2026 | Annual Proxy Statement	23

Board of Directors
Corporate Governance Principles and Board Matters
Our Board believes that sound governance policies and practices provide an important framework to assist it in fulfilling its duties to our shareholders. Our Board has adopted a number of policies and practices under which it has operated with concepts based on the suggestions of various authorities in corporate governance and the requirements under applicable Nasdaq rules. Our Board members believe these policies and practices are essential to the performance of the Board’s oversight responsibilities and the maintenance of our integrity in the marketplace. The policies and practices include, among others, the following:
Principles of Business Conduct and Ethics Policy. We have adopted a Principles of Business Conduct and Ethics Policy (“Code of Conduct”) applicable to our directors, officers and employees. Our Code of Conduct provides fundamental ethical principles to which these individuals are expected to adhere. Our Code of Conduct operates as a tool to help our directors, officers, and employees understand and adhere to the high ethical standards required for employment by, or association with us. Our Code of Conduct constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” for purposes of satisfying Nasdaq’s listing standards.
Our Code of Conduct is available on our website at https://ir.californiabankofcommerce.com/governance/governance-documents. We will disclose any amendment to the Code of Conduct and any waivers of the requirements of our Code of Conduct that may be granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions on our website.
Related Party Transaction Policy. Our Board has adopted a Related Party Transaction Policy, which provides that subject to certain limited exceptions, we will not enter into or consummate a related party transaction unless our CNG Committee determines it to be fair to the Company and on the same basis as would apply if the transaction did not involve a related party. A “related party transaction” is a transaction between the Company or any of its subsidiaries and any executive officer, director or owner of more than 5% of the outstanding shares of our common stock or persons related to them. Our Related Party Transaction Policy is described in more detail below under “Certain Relationships and Related Transactions, and Director Independence — Policies and Procedures for Approval of Related Person Transactions.”
Board Leadership Structure. Our Board does not have a policy regarding the separation of the roles of the Chairman of the Board and Chief Executive Officer positions because our Board believes it is in the best interests of the Company to have the flexibility to select the persons holding those positions based on the business and governance needs and the membership of our Board. Our Board has determined that having our Chief Executive Officer serve as Chairman is in the best interest of our shareholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between our management and our Board.
Since the office of Chairman is not held by an independent director, we have appointed Stephen Cortese, an independent director, to serve as Lead Director to ensure strong independent board oversight. Our Lead Director (i) presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors; (ii) has the authority to call meetings of the independent directors; (iii) serves as a liaison between the Chairman and the non-

2026 | Annual Proxy Statement	24

management directors; (iv) ensures that matters of concern or interest of the non-management directors are appropriately scheduled for discussion at Board meetings; (v) has the authority to retain outside advisors and consultants who report directly to the Board on Board-wide issues; (vi) serves as a liaison for consultation and direct communication with shareholders, as appropriate; and (vii) performs such other duties, and exercises such powers, from time to time as prescribed by our Board.
Director Independence. Our Board has adopted corporate governance guidelines and principles requiring, among other things, that a majority of the Board be composed of directors meeting the independence requirements established by Nasdaq’s listing standards and applicable SEC rules. These guidelines and our Board’s determination regarding director independence are described below under “Certain Relationships and Related Transactions, and Director Independence — Director Independence.”
Stock Ownership Guidelines. The Company’s Corporate Governance Policy sets forth the Board’s stock ownership guidelines. Under the policy and time periods stated therein, our Chair and Chief Executive Officer is expected to own Company common stock having a value equal to at least three times base salary and the other executive officers are expected to own Company common stock having a value equal to at least one times base salary. Non-employee directors are expected to own Company common stock having a value equal to at least two times their annual cash retainer. New executive officers will be expected to meet the applicable threshold within three years of their appointment, and new non-employee directors will be expected to meet the threshold within five years of their election or appointment.
Clawback Policy. Our Board has adopted a Clawback Policy. Under that policy, if any of our executive officers or employees receive incentive compensation as a result of our achievement of financial results measured on the basis of consolidated financial statements that are required to be restated, we will be entitled to recoup from those executive officers or employees, the amount by which the incentive compensation they had received based on those consolidated financial statements or the satisfaction of those metrics exceeds the incentive compensation they would have received had such incentive compensation been determined on the basis of the restated consolidated financial statements or revised metric results (“excessive compensation”). The policy provides for the recoupment of excessive compensation paid to or received by any executive officer or employee during the three years immediately preceding the accounting restatement. The policy further provides that we may seek recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards.
The Clawback Policy is intended to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10-D-1 of the Exchange Act, Nasdaq Listing Rule 5608 and other regulations, rules and guidance of the SEC. The description of the Clawback Policy above is qualified in its entirety by the text of the Clawback Policy, which can be found as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.
Insider Trading Policies and Procedures. We maintain a Policy Governing Insider Trading and Tipping governing the purchase, sale, and other dispositions of Company securities that are applicable to all directors, executive officers and employees. We believe that the Policy Governing Insider Trading and Tipping and the Code of Conduct are reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of the Nasdaq Stock Market. The Company is not covered by the Policy Governing Insider Trading and Tipping, but the Company aims to comply with laws applicable to a transaction of our securities, including laws regarding insider trading. A copy of the Policy Governing Insider Trading and Tipping can be found as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

2026 | Annual Proxy Statement	25

Anti-Hedging Policy. Our Anti-Hedging Policy prohibits our directors and executive officers from hedging the economic interest in Company securities that they own and from engaging in short sales or speculative transactions with respect to our stock. Our Policy Governing Insider Trading and Tipping allows a covered person to seek approval from our Chief Legal Officer to pledge shares of California BanCorp stock for a specific loan. As of the date of this proxy statement, to the best of the Company’s knowledge, none of our directors or executive officers have outstanding pledges with respect to any Company stock.
The Board’s Role in Risk Oversight
The Board’s responsibilities in overseeing our management and business include oversight of our key risk and management processes and controls. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.
New products and services, third-party risk management and cybersecurity are critical sources of operational risk that financial institutions are expected to address in the current environment. The Board and its sub-committees (including through various management committees) oversee our consolidated enterprise risk management program that monitors the adequacy of policies, procedures, tolerance levels, risk measurement systems, monitoring processes, management information systems and internal controls.
Although risk oversight permeates many elements of the work of the full Board and its committees, the Audit and Risk Committee (“ARC Committee”) is responsible for overseeing any other significant risk management processes. The ARC Committee oversees these risk management processes, periodically reporting its findings and making policy and other recommendations to the full Board.
Regular meetings of the Company’s Board of Directors were held twice a quarter during 2025, with additional, special meetings held as needed. During 2025, the Company’s Board of Directors held a total of eighteen (18) meetings. Separate sessions of non-management directors were held regularly or when determined by the non-management directors to be necessary. Each director attended at least 75% of the full Board meetings and the meetings of the Board committees on which they served during their term of office as a director in 2025. We encourage our directors to attend our Annual Meeting of Shareholders. All of our twelve then-current directors attended our 2025 Annual Meeting of Shareholders.
Committees of our Board of Directors
Our Board has two standing committees: an Audit and Risk Committee, and a Compensation, Nominating and Governance Committee. The Board has adopted a written charter for each of those committees, and copies of those charters are available on our website at https://ir.californiabankofcommerce.com/governance/governance-documents. In addition, from time to time, our Board may establish special committees to address specific issues when necessary.
The Audit and Risk Committee. Our Board has established a standing ARC Committee, the current members of which are Rochelle G. Klein, its Chair; Andrew J. Armanino, Jr.; Kevin J. Cullen; and Dr. Lester Machado. Our Board also has determined that Ms. Klein, Mr. Armanino, and Mr. Cullen, meet the definition of “audit committee financial expert” adopted by the SEC and satisfy the financial sophistication requirements of applicable rules of the Nasdaq Stock Market.

2026 | Annual Proxy Statement	26

The ARC Committee’s responsibilities include:
•Overseeing our financial reporting, including reviewing and discussing accounting and reporting issues, results of independent audits, the integrity of our consolidated financial statements, and our systems of internal controls;
•Overseeing our internal audit process, including determining the scope and scheduling of audit activities; approving the scope of audit plans; and determining the independence, qualifications and performance of our independent auditors and internal audit function;
•Monitoring the open communication among the independent auditors, management, the internal audit function, and the Board;
•Overseeing our significant risk management activities, including information security and cybersecurity;
•Reviewing and assessing the adequacy of its formal written charter on an annual basis; and
•Overseeing such other matters that the Board may delegate to the ARC Committee.
The ARC Committee met thirteen (13) times during 2025.
The Compensation, Nominating and Governance Committee. Our Board has established a standing CNG Committee, the current members of which are Kevin J. Cullen, its Chair; Andrew J. Armanino, Jr.; Stephen A. Cortese; Dr. Lester Machado; and David Volk.
The CNG Committee’s responsibilities include:
•Reviewing and approving the compensation plans, policies and programs for our Chairman and Chief Executive Officer and other executive officers;
•Developing, reviewing and making recommendations to the Board with respect to the adoption or revision of cash and equity incentive plans, approving individual grants or awards thereunder, and reporting to the Board regarding the terms of such individual grants or awards;
•Retaining, overseeing, and terminating outside counsel or other experts or consultants, as it deems appropriate, and approving the fees and other retention terms for such person(s);
•Reviewing and discussing with our management the narrative discussion and tables regarding executive officer and director compensation to be included in our annual proxy statement, in accordance with applicable laws, rules and regulations;
•Producing and approving an annual report on executive compensation for inclusion in our annual proxy statement, in accordance with applicable laws, rules and regulations;
•Making recommendations to our Board regarding the type and amount of compensation paid or awarded to members of our Board;
•Developing and recommending policies to our Board regarding the director nomination process;
•Identifying and recommending to the Board candidates for election as directors;
•Recommending to the Board specific selection qualifications and criteria for Board membership;
•Evaluating the independence of our directors and recommending to the Board our directors’ committee assignments;
•Developing and recommending, for the Board’s approval, corporate governance principles and policies;
•Reviewing and assessing the adequacy of our Code of Conduct, interpreting non-audit related portions of the Code of Conduct, and making final decisions concerning disciplinary actions relating to those portions of the Code of Conduct;
•Reviewing and making recommendations to our Board concerning our management succession plans;

2026 | Annual Proxy Statement	27

•Reporting to the Board its annual review of the performance of the Board and its committees, as applicable;
•Annually reviewing and assessing the adequacy of its formal written charter;
•Delegating all or any portions of its duties and responsibilities to a subcommittee of the CNG Committee as it deems necessary or appropriate; and
•Overseeing any other matters that our Board specifically delegates to the CNG Committee.
The CNG Committee met eleven (11) times during 2025.
Selection and Nomination of Candidates for Election to the Board of Directors
Our Board has delegated to the CNG Committee the responsibility for developing the specific qualifications and criteria for prospective director candidates as it deems necessary or advisable. The CNG Committee is also charged with recommending to our Board specific candidates for election as directors. The CNG Committee considers nominees recommended by directors, officers, employees, shareholders and others using the same criteria to evaluate all candidates. In identifying prospective director candidates, the CNG Committee may consider all facts and circumstances, including among other things, the specific experience, qualifications, attributes and skills of the prospective director candidate, his or her independence, and our particular needs and the needs of our Board. The CNG Committee is authorized to engage consultants or third-party search firms to assist in identifying and evaluating potential nominees at our expense.
Any shareholder may submit, for consideration and nomination by the CNG Committee, any candidate or candidates for election to the Board at any annual meeting of our shareholders by following the notice procedures and providing the information as required our bylaws. To nominate a candidate for election as a director at an annual meeting of shareholders, our bylaws require a shareholder to provide us with written notice no earlier 120 days and no later than 90 days before the date such annual meeting is to be held. If the current year’s annual meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, the notice must be received not later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made. Our bylaws require that the nominating shareholder’s notice include information regarding the nominating shareholder, including the name and address of the nominating shareholder and the classes and number of shares of our capital stock held and beneficially owned by such nominating shareholder. In addition, the notice must include information regarding the candidate for election as director, including the full name, age and date of birth of each candidate; the business and residence address and telephone numbers of each candidate; the education background and business/occupational experience of each candidate including a list of positions held for at least the preceding five years; the class and number of shares of our capital stock beneficially owned by the candidate; and a signed representation by the candidate that the candidate will timely provide any other information that we reasonably request for the purpose of preparing our disclosures regarding to the solicitation of proxies for the election of directors. If we request, any candidate proposed by a shareholder must complete a director questionnaire that we provide. In addition, if the nominating shareholder intends that the candidate or candidates be included on our universal proxy card under SEC Rule 14a-19, the shareholder must undertake to comply with Rule 14a-19 and the SEC’s other proxy rules and confirm that they have so complied at least 10 days prior to the shareholder meeting, and provide the candidate’s or candidates’ consent(s) to be named in our proxy materials. The name of each candidate for director must be placed in nomination at the annual meeting by a shareholder present in person and the candidate must be present in person at the meeting for the election of directors. Shareholders are advised to carefully review our bylaws, which contain a description of the information required to be submitted, as well as the advance notice and other requirements that apply to nominations by a shareholder of candidates for election to the Board.

2026 | Annual Proxy Statement	28

Director Compensation
The CNG Committee evaluates director compensation and recommends to the Board compensation for non-employee directors, and the Board approves the directors’ compensation for each fiscal year. The Company reimburses its directors for reasonable travel, food, accommodation and other business-related expenses incurred in relation to their service on the Board and committees.
The elements of the current compensation program for non-employee directors of the Company and the Bank, are set forth in the table below.
Schedule of Current Director Fees

Compensation Elements(1)(2)	Current
Annual Retainer	$110,000.00

Committee Chair/Lead Director	Additional Compensation(3)
Lead Director	$24,000.00
Audit and Risk	$24,000.00
Compensation, Nominating and Corporate Governance	$24,000.00
(1) The current annual retainer is payable one-half in cash and one half in the form of equity awards, with certain directors electing to receive, at the same time such cash portion of the retainer which would have been payable to them, all or a portion of their cash portion of their director service fees in the form of fully vested Company stock as further described in the Investment Opportunity in Lieu of Cash Board Service Fees (“Investment Opportunity”). All other additional compensation elements are payable in cash. Cash compensation is payable in equal quarterly installments. Each of the non-employee directors was granted a number of restricted share units (“RSUs”) having a fair market value at grant equal to $14.75 per share (or pro-rata shares of fees, as applicable).
(2) Equity awards are payable in the form of RSUs that generally become fully vested on the one-year anniversary of the grant date, subject to acceleration upon change in control, termination of service due to death or disability or other qualifying termination of service. Equity awards are granted annually, following the Company’s annual meeting.
(3) The Lead Director received an additional monthly cash fee of $2,000, and the Chair of a Board Committee or a Committee of the Board of Directors of the Bank received an additional Chair Fee of $2,000 per month.

2026 | Annual Proxy Statement	29

The following table sets forth the compensation to each of our directors for services during 2025 other than Mr. Rainer, our Chairman and CEO, and Mr. Shelton, our former Chief Executive Officer, who received no additional compensation for their service as a director.

	Fees Earned or Paid in		Stock	All Other
Name	Cash ($)		Awards ($) (1)	Compensation ($)	Total ($)
Andrew J. Armanino, Jr.	$72,434	(5)	$55,003	$—	$127,437
Stephen A. Cortese	72,434	(5)	55,003	—	127,437
Kevin J. Cullen	72,434	(5)	55,003	—	127,437
Frank D. Di Tomaso	55,000		55,003	—	110,003
Rochelle G. Klein	79,000		55,003	—	134,003
Dr. Lester Machado(2)	55,000		55,003	1,554	111,557
Richard Martin(3)	36,667		—	—	36,667
Frank L. Muller	55,000		55,003	—	110,003
David Volk (2)(4)	55,000		55,003	535	110,538
Anne Williams	79,000		55,003	—	134,003
(1)On May 21, 2025, all directors received 3,729 RSUs with a fair market value at grant of $14.75 per share. The RSUs will vest in full on May 21, 2026. For further information, please see below. The dollar value of RSUs disclosed in the column hereon represents the aggregate grant date fair value of awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. Please also see note 15 to our Annual Report on Form 10-K, for the year ended December 31, 2025
(2)All Other Compensation includes the taxable fringe benefit of bank owned life insurance (“BOLI”) purchased by the Bank with certain directors as the insured party, whereby the benefit to each director is 100% of the death benefit in excess of the investment in BOLI.
(3)On August 20,2025 Mr. Martin retired from the Board of the Company and the Bank.
(4)Mr. Volk’s Board fees were paid directly to Castle Creek Advisors IV LLC. Mr. Volk’s restricted shares were issued to Castle Creek Advisors IV LLC at vesting. Based on a Schedule 13G filed with the SEC on February 10, 2026 by Castle Creek Capital Partners VI, LP and Castle Creek Capital VI LLC, Castle Creek no longer owns more than 5% or more of Company stock as of January 29, 2026.
(5)Each of the directors listed below elected to receive a portion ($39,517) of their annual cash retainer in the form of fully vested shares of Company stock. The following table summarizes the total number of shares received with a weighted average fair market value at grant of $17.47 per share as a result of such election in 2025.

Number of Shares of Company Stock Received in Lieu of a Portion of Annual Retainer
Name
Andrew J. Armanino, Jr.	2,262
Stephen A. Cortese	2,262
Kevin J. Cullen	2,262

2026 | Annual Proxy Statement	30

The following table presents: (a) the number of stock awards granted to each non-employee director during 2025 (all of which were in the form of restricted stock units (“RSUs”), the grant date fair values of which are reflected in the table above); (b) the aggregate number of outstanding unvested RSUs held by each non-employee director as of December 31, 2025. The RSUs granted on May 21, 2025 to the non-employee directors will vest in full on May 21, 2026; and (c) the aggregate number of outstanding options (both vested and unvested) held by each non-employee director at December 31, 2025.

	Stock Awards in the 2025 Summary	Aggregate Awards Outstanding as of December 31, 2025
	Table of Director Compensation Above	Aggregate Number of
Name	Number of Stock Awards (a)	Unvested RSUs Outstanding (b)	Options Outstanding (c)(2)
Andrew J. Armanino, Jr.	3,729	3,729	—
Stephen A. Cortese	3,729	3,729	—
Kevin J. Cullen	3,729	3,729	—
Frank D. Di Tomaso	3,729	3,729	—
Rochelle G. Klein	3,729	3,729	—
Dr. Lester Machado	3,729	3,729	7,500
Richard Martin(1)	—	—	—
Frank L. Muller	3,729	3,729	—
David Volk	3,729	3,729	17,500
Anne Williams	3,729	3,729	—
(1)Mr. Martin resigned from his role as director of the Company and Bank on August 20, 2025.
(2)The options outstanding with respect to Dr. Machado and Mr. Volk are fully vested and exercisable.
Compensation Committee Interlocks and Insider Participation
In 2025, the CNG Committee consisted of six independent directors: Mr. Cullen (Chairman), Mr. Armanino, Mr. Cortese, Dr. Machado, Mr. Volk and Mr. Martin until his resignation on August 20, 2025. No member of the CNG Committee is a current, or during 2025 was a former, executive officer or employee of the Company or any of its subsidiaries. During 2025, no member of the CNG Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2025, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or its CNG Committee.
Communications with the Board
Shareholders interested in communicating with members of the Board may do so by writing to the Corporate Secretary at 12265 El Camino Real, Suite 210, San Diego, California, 92130. The Corporate Secretary will review and forward to the appropriate members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chair of the ARC Committee and will be handled in accordance with procedures established by that committee.

2026 | Annual Proxy Statement	31

Executive Officers
The Board periodically evaluates the persons who are designated as executive officers of the Company. The Company’s current executive officers are listed below:

Name	Age	Position
David I. Rainer	69	Chairman and Chief Executive Officer
Thomas G. Dolan	66	Executive Vice President, Chief Financial Officer of the Company, and Chief Strategy Officer of the Company and the Bank
Richard Hernandez	51	President of the Company and the Bank
Jean Carandang	61	Executive Vice President, Chief Financial Officer of the Bank
Martin Liska	58	Executive Vice President, Chief Risk Officer of the Bank
Manisha K. Merchant	50	Executive Vice President, Chief Legal Officer of the Company and the Bank
Peter Nutz	62	Executive Vice President, Chief Credit Officer of the Bank
Michele Wirfel	58	Executive Vice President, Chief Operating Officer of the Company and the Bank
Joann Yeung	51	Executive Vice President, Principal Accounting Officer of the Company, and Chief Accounting Officer of the Bank
The biographies of each of our current executive officers, other than Mr. Rainer whose biography is provided above under Proposal I - Election of Directors, are set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors or person nominated to become an executive officer or director. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer.

2026 | Annual Proxy Statement	32

Thomas G. Dolan

Mr. Dolan has served as Chief Financial Officer of California BanCorp (Nasdaq: BCAL) and Chief Strategy Officer of California Bank of Commerce, N.A. since 2020. He was appointed Chief Operating Officer in September 2022 and brings over 40 years of experience in strategic and operational leadership at growth‑oriented financial institutions.
Before joining the executive team of Bank of Southern California, Mr. Dolan held the position of EVP and Chief Financial Officer at Los Alamos National Bank (2017-2020) and served as EVP and Chief Operating Officer at Anchor Bancorp Wisconsin Inc., and its successor Old National Bank (2011-2016).

Mr. Dolan received his bachelor’s degree in economics from Loyola University of Chicago and his MBA with a concentration in finance from the University of Chicago.

Richard Hernandez

Mr. Hernandez has served as President of California BanCorp (Nasdaq: BCAL) and California Bank of Commerce, N.A. since 2022 and brings over 25 years of industry experience to the California market. He previously served as the Chief Banking Officer from 2020-2022.
 Mr. Hernandez’ experience includes tenure as an EVP for Pacific Western Bank (formerly California United Bank (Nasdaq: CUNB)), overseeing commercial banking in Los Angeles County and Ventura County (2005-2020). Prior to that, he served as Vice President Commercial Banking for US Bank (1999-2003).

Active in the community, he has previously served on various community boards most recently for Casa Pacifica, a non-profit organization assisting adolescents and families that are victims of abuse (2011-2017; 2021-2025). He currently serves on the board of California Bankers Association and CA Providence Tarzana Foundation Board.

Mr. Hernandez received his bachelor’s degree in international finance from California Lutheran University.

2026 | Annual Proxy Statement	33

Jean Carandang

Ms. Carandang has served as EVP and Chief Financial Officer of California Bank of Commerce, N.A. since 2022 and brings over 30 years of experience in financial leadership roles.
Ms. Carandang leads the Bank’s financial planning and analysis, accounting, treasury, and capital management teams. Previously, she was the Chief Financial Officer at Suncrest Bank (2016-2022). Prior to that, she was the Chief Financial Officer of Simplicity Bank (2008-2015).

Ms. Carandang is a Certified Public Accountant. She received her bachelor’s degree in Accounting from California State University, Los Angeles.

Martin Liska

Mr. Liska has served as EVP and Chief Risk Officer of California Bank of Commerce, N.A. since 2020 and brings over 30 years of experience in risk management.

Mr. Liska is responsible for all risk management strategies and operations, as well as supervising the Bank’s risk mitigation and identification procedures. Previously, he served as Chief Risk Officer for Preferred Bank (2017-2020) (Nasdaq: PFCB). Prior to that, he served as SVP and BSA Officer for California United Bank (2016-2017) (Nasdaq: CUNB); VP and BSA/AML Officer for State Bank of India, California (2013-2016); AML Director for Las Vegas Sands Corporation (2012-2013) (NYSE: LVS); and VP, Operations and Compliance Risk Manager for City National Bank (2005-2012). Mr. Liska served in multiple positions, including as a bank examiner, for the Federal Reserve Bank (1991-2005).

Active in the community, Mr. Liska served as an Executive Board Member, Secretary and founding member of the U.S.A. Southern California Chapter of the Association of Anti-Money Laundering Specialists (ACAMS) (2011-2018). He received his bachelor’s degree in Organizational Management from the University of La Verne and is a United States Army veteran.

2026 | Annual Proxy Statement	34

Manisha K. Merchant

Ms. Merchant has served as EVP, Chief Legal Officer and Corporate Secretary for California BanCorp (Nasdaq: BCAL) and California Bank of Commerce, N.A. since 2022 and brings over 25 years of in-house banking expertise.
Ms. Merchant is responsible for the legal affairs and corporate governance of the Company and providing legal advice to our Board, Chairman and Chief Executive Officer and senior management. Previously, she served as EVP, Deputy General Counsel for Banc of California, N.A. (2016-2022) (NYSE: BANC) after serving as SVP, Associate General Counsel (2014-2016). Prior to that, Ms. Merchant served as VP, Senior Counsel II for Union Bank (2009-2014); FVP, Senior Counsel for Washington Mutual and its successor, JPMorgan Chase (2007-2009); and Legal Counsel for Western Financial Bank and its successor, Wachovia Bank (2002-2007).

Active in the community, Ms. Merchant previously served as a member of the board of directors of Asian Americans Advancing Justice – LA (2009-2020). She received her bachelor’s degree in Criminology, Law, and Society from the University of California, Irvine, and both her Juris Doctorate and master’s in Business Administration degrees from the University of Connecticut. She is licensed to practice law in California.

Peter Nutz

Mr. Nutz has served as the EVP, Chief Credit Officer of California Bank of Commerce, N.A. since 2023, and brings over 30 years of experience in credit. He previously served as EVP, Credit Administrator from 2022-2023.
Most recently, he was Chief Credit Officer of Suncrest Bank. Prior to that, he spent 13 years with Rabobank in the US and overseas in several executive positions such as EVP for Restructuring & Recovery for Bank Gospodarki Żywnościowej (now BNP Paribas) in Poland and as Senior Credit Officer for Rabobank’s US-wide Rural & Retail Division. He also served as Director of Finance for the Offutt Companies, one of the US’s largest vertically integrated agribusinesses headquartered in Fargo, ND.

Originally from Germany, Mr. Nutz holds a Master’s degree in Probability Theory & Combinatorics from the University of Minnesota and a master’s in Mathematics & Economics from the Universität Ulm, Germany.

2026 | Annual Proxy Statement	35

Michele Wirfel

Ms. Wirfel is the Chief Operating Officer of California BanCorp (Nasdaq: BCAL) and California Bank of Commerce, N.A. since September 2024, previously serving as Chief Administrative Officer for the Bank from August 2024 through September 2024 and brings over 30 years of experience in credit, relationship management, organizational process, and administration.

Prior to the merger with Southern California Bancorp and Bank of Southern California, N.A., Ms. Wirfel spent 17 years in various roles with California Bank of Commerce, commencing in 2007 as Senior Vice President, Relationship Manager and culminating as Chief Banking Officer from 2018 through July 2024. Prior to that, Ms. Wirfel served as Senior Vice President and Regional Manager for CivicBank of Commerce (1992-2003).

Ms. Wirfel received her bachelor’s degree in business administration and finance from California State University, Chico.

Joann Yeung

Ms. Yeung has served as Principal Accounting Officer of California BanCorp (Nasdaq: BCAL) and the Chief Accounting Officer of California Bank of Commerce, N.A. since 2024 and brings over 30 years of experience in financial reporting and technical accounting as well as managing various corporate accounting functions.

Ms. Yeung previously served as the Senior Vice President and Principal Accounting Officer of Southern California Bancorp. She was appointed as the Bank’s Chief Accounting Officer in 2022. Previously, she served as SVP and Director of Financial Reporting (2020-2021) and FVP and Finance Manager (2016-2020) for First Choice Bank and its successor, Enterprise Bank and Trust.

Ms. Yeung received her bachelor’s degree in Accounting from the University of Southern California.

None of our executive officers have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any executive officer.

2026 | Annual Proxy Statement	36

Executive Compensation
The goal of our executive compensation program is to attract and retain highly skilled and motivated executive officers that will significantly contribute to the Company’s success. We generally allocate executive compensation among three major categories or components: (i) base salary; (ii) short-term incentives and (iii) long-term incentives. Base salaries constitute the “guaranteed” portion of each NEO’s compensation, while cash incentives and equity incentives constitute the “at-risk” portion of our NEOs’ compensation, because the payment of those incentives generally is made contingent on the financial performance of the Company and, in the case of equity incentives, on the continued employment of the NEO with the Company. The executive officers are expected to grow and manage the Company and to increase shareholder value while mitigating risk. Thus, the compensation program is designed to provide levels of compensation that reflect the executive’s role in the Company and reward the executive’s performance within the overall performance of the Company. The principal components of our executive compensation program are as follows:
Base Salary. Our base pay generally falls within the established salary range for the executive’s position, and we typically pay base salaries in the middle-to-high end of the salary range. We consider peer salary data and market studies when determining the salary range and believe that base salaries are set at levels that enable us to hire and retain individuals.
Short-Term Incentives. Our annual bonus program is primarily based on the Company meeting or exceeding pre-established annual performance targets, such as return on average assets and asset quality. The Company has entered into a Management Incentive Plan (as described below) with certain executive officers that determines their respective short-term incentives. The Company utilizes annual bonuses to align executive compensation with the Company’s business objectives and performance. Placing an emphasis on incentive compensation is consistent with the Company’s philosophy of rewarding executives for the Company’s performance. For 2025, the Company measured its short-term incentives on the following metrics: pre tax, pre-provision income, criticized assets, Tier 1 capital, the efficiency ratio, loan and deposit growth, diluted EPS, and adjusted tangible book value per share. With respect to 2025, we achieved all of our goals, with the exception of the metrics related to loan and deposit growth. The actual cash amount received by our named executive officers under our Management Incentive Plan is listed in the Summary Compensation Table below.
Long-Term Incentives. We grant equity awards to certain employees in the form of RSUs in an effort to attract, retain, and motivate key employees on building long-term profitability and shareholder value by closely aligning the interests of management with those of our shareholders. Awards are granted at the discretion of the CNG Committee. In accordance with the Company’s philosophy, the use of equity compensation is intended to provide incentives to the Company’s executive officers to work toward the long-term growth of the Company by providing them with an award that will increase in value only to the extent that the value of the Company’s common stock increases. Because the value of awards under the Company’s equity incentive plan bears a direct relationship to the Company’s stock price, the CNG Committee believes that equity awards are an effective long-term incentive to create value for stockholders and appropriately align the interests of the Company’s executives with the interest of the Company’s stockholders. The Company has entered into a Management Incentive Plan (described below) with certain executive officers that determines their long-term incentives.
Other Compensation. To attract and retain talented executives who will focus on the Company’s long-term goals, the Company provides to its NEOs certain benefits and perquisites such as Change-in-Control Agreements and supplemental executive retirement plans which are described in greater detail below and benefits that are generally available to all our employees such as participation in the Company’s defined contribution plan, life insurance, medical insurance, car allowance and paid time off benefits. We believe our overall compensation package is competitive within the marketplace and consistent with our compensation philosophy.

2026 | Annual Proxy Statement	37

We have a Management Incentive Plan in place with certain executive officers that is designed to align the interests of management and shareholders. This plan (i) provides a compensation environment that will attract, retain, and motivate key employees of the Company; (ii) aligns corporate goals and strategy to executive compensation strategy; and (iii) recognizes outstanding performers who have contributed significantly to the Company’s success and to the success of such performers’ respective business units. We assess our executive officers’ performance both objectively and subjectively using both financial (e.g., pre-tax, pre-provision revenue and asset quality) and non-financial measures (e.g., strategic objectives and risk management). The CNG Committee of our Board believes that evaluating performance using these metrics aligns the interests of our executive officers with the achievement of sustainable financial performance and results in an increase in shareholder value.
Our CNG Committee annually reviews the total compensation of executive officers reporting to the Chairman and Chief Executive Officer. Through this review, the CNG Committee determines whether the Company adequately compensates our executive officers for both individual and Company results, relative to external compensation benchmarks. The CNG Committee considers the Company’s internal objectives (financial and non-financial), the individual executive’s contribution to Company objectives, and external peer compensation levels in making annual compensation decisions for the Company’s executive officers. The CNG Committee also receives annual assessments prepared by the Chairman and Chief Executive Officer regarding the performance of executive officers that report directly to him.
The following table sets forth an overview of the compensation for David Rainer, Chairman and Chief Executive Officer; Steven Shelton, former Chief Executive Officer, Thomas Dolan, Executive Vice President Chief Financial Officer of the Company, and Chief Strategy Officer of the Bank, Richard Hernandez, President. Mr. Rainer, Mr. Shelton, Mr. Dolan, and Mr. Hernandez were our named executive officers for the year ended December 31, 2025. The compensation of the named executive officers is not necessarily indicative of how we will compensate our named executive officers in the future. Evaluation and changes, as needed, are made to our compensation structure to ensure compensation packages remain competitive and align with our compensation philosophy.

	Summary Compensation Table
				Non Equity
			Stock	Incentive Plan	All Other
	Fiscal	Salary	Awards (2)	Compensation (3)	Compensation (4)	Total
Name	Year	($)	($)	($)	($)	($)
David I. Rainer(1)	2025	$660,779	$1,728,020	$391,254	$50,315	$2,830,368
Chairman of the Board and Chief Executive Officer of the Company and Bank	2024	636,375	803,261	128,278	122,237	1,690,151

Steven E. Shelton(5)	2025	584,583	—	361,614	1,427,912	2,374,109
Former Director, Chief Executive Officer of the Company and Bank	2024	262,881	500,004	—	387,481	1,150,366

Thomas G. Dolan	2025	450,779	652,526	216,948	38,247	1,358,500
Executive Vice President Chief Financial Officer of the Company, and Chief Strategy Officer of the Bank	2024	423,750	429,125	162,846	89,885	1,105,606

2026 | Annual Proxy Statement	38

	Summary Compensation Table
				Non Equity
			Stock	Incentive Plan	All Other
	Fiscal	Salary	Awards (2)	Compensation (3)	Compensation (4)	Total
Name	Year	($)	($)	($)	($)	($)
Richard Hernandez	2025	422,029	276,259	204,896	54,115	957,299
President of the Company and the Bank	2024	398,438	327,316	153,319	95,258	974,331
(1) Although Mr. Rainer is also a director of the Company, he does not receive any fees or other compensation for the service as a director.
(2)    Long-term compensation – “stock awards” – represents the aggregate grant date fair value of awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, and does not include the vesting of previously granted stock options or restricted share units. Restricted share units typically vest ratably over two to five years. Please also see note 15 to our Annual Report on Form 10-K, for the year ended December 31, 2025.
(3) Non equity incentives to our named executive officers for services in a particular year are paid no later than in March of the immediately following year. Please see description of Short-Term Incentives, above, for further information.
(4) Refer to “All Other Compensation” table below.
(5) Effective December 31, 2025, Mr. Shelton retired from his role as Director, Chief Executive Officer of the Company and the Bank.

		All Other Compensation
			Life	Health
	Fiscal	401(k)	Insurance	Insurance	Car
Name	Year	Match	Premium	Premium	Allowance	Other		Total
David I. Rainer	2025	$14,000	$4,191	$14,124	$18,000	$—		$50,315
Chairman of the Board, Chief Executive Officer of the Company and Bank	2024	13,800	3,200	14,744	18,000	72,493	(5)	122,237

Steven E. Shelton(4)	2025	14,000	3,416	13,534	18,000	1,378,962	(6)	1,427,912
Former Director, Chief Executive Officer of the Company and Bank	2024	10,046	1,815	9,370	7,500	358,750	(7)	387,481

Thomas G. Dolan	2025	14,000	4,191	8,056	12,000	—		38,247
Executive Vice President Chief Financial Officer of the Company, and Chief Strategy Officer of the Bank	2024	13,800	5,334	11,478	12,000	47,273	(5)	89,885

Richard Hernandez	2025	14,000	420	15,195	24,500	—		54,115
President of the Company and the Bank	2024	13,800	320	18,572	18,000	44,566	(5)	95,258

(5) Includes a one-time vacation payout for 2024 for Mr. Rainer, Mr. Dolan, and Mr. Hernandez when the Company changed to Flex Time Off for senior level employees.
(6)    Includes $1.37 million dollars paid/payable pursuant to Mr. Shelton’s Transition and Separation Agreement.
(7) Includes a $355,485 stock option payout to Mr. Shelton in connection with the Merger, country and health club memberships.

2026 | Annual Proxy Statement	39

Agreements with Company Officers
We have an employment agreement with our Chairman and Chief Executive Officer, David I. Rainer. We previously had an employment agreement with our former Chief Executive Officer, Steven Shelton, until his resignation from the Company and Bank on December 31, 2025. We entered into a Transition and Separation Agreement with Mr. Shelton. We have entered into change-in-control severance agreements with our other executive officers, including Mr. Dolan and Mr. Hernandez. We also have supplemental executive retirement plans with Mr. Shelton, Mr. Dolan and Mr. Hernandez. Such agreements are described below.

Amended and Restated Employment Agreement with David I. Rainer
We entered into an amended and restated employment agreement with David I. Rainer, dated February 13, 2026, effective March 1, 2026, pursuant to which he serves as Chairman and Chief Executive Officer of the Company and Bank. The agreement provides for a term of employment for three years, terminating March 1, 2029, in the role of Chairman and Chief Executive Officer with an annual base salary of $750,000, subject to review and adjustment, but not reduction, at the discretion of the Company’s board of directors, and Mr. Rainer’s participation in the Company’s management incentive plan, with Mr. Rainer’s specific acknowledgement that he is subject to the Company’s incentive compensation clawback policy. After the initial three years, Mr. Rainer’s employment will continue for one additional year as an Executive Director with an annual base salary of the greater of $120,000 per year or the then current fees for the Company and the Bank board members, and Mr. Rainer will remain a director of the Company and the Bank. Mr. Rainer was granted a restricted share unit award equivalent to $1,200,000 of the Company’s common stock, subject to a three year vesting period, with 50% vesting on the second anniversary of the grant date and 50% vesting on the third anniversary of the grant date, in connection with the agreement.

Mr. Rainer’s employment agreement provides for certain severance benefits upon his involuntary termination without “cause” or if he resigns for “good reason,” in each case as defined in his employment agreement. Following such event of termination or such resignation, Mr. Rainer would be entitled to his accrued salary and benefits and a lump sum severance payment equal to his base salary as in effect on the date of termination. Additionally, the Company will continue to cover Mr. Rainer and his covered dependents under its group healthcare coverage until the earlier of 12 months or the date on which he becomes eligible to receive medical benefits under another group health plan.

If Mr. Rainer is terminated without cause or resigns for good reason and Mr. Rainer’s last day of employment occurs on or after a change in control is initially publicly announced by the Company (provided the change in control consummates) but prior to the first anniversary of the change in control, he will be entitled to 36 months’ of his then current base salary (or during his tenure as an Executive Director, his final salary as Chairman and Chief Executive Officer), plus three times the average of his aggregate annual bonus paid or payable in the three prior calendar years (or during his tenure as an Executive Director, the final three years as Chairman and Chief Executive Officer), plus six months’ health insurance premiums for himself and his dependents. Additionally, the Company will pay Mr. Rainer an amount equal to six months of COBRA health insurance premiums for him and his covered dependents.

Mr. Rainer’s employment agreement includes a Section 280G “best-net cutback” provision that provides in the event any payment or benefit provided under the employment agreement or any other arrangement with our Company or its affiliates constitutes “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then such payments and/or benefits will either be (i) provided in full or (ii) be reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Internal Revenue Code, whichever results in Mr. Rainer receiving a greater amount on an after-tax basis.

2026 | Annual Proxy Statement	40

Mr. Rainer participates in the Bank’s vacation and time off policy and is eligible to participate in all group medical and life insurance benefits in accordance with the Bank’s employee benefits policy. A monthly automobile allowance of $1,500 is provided to Mr. Rainer, and he is also entitled to the Bank’s general benefit plans.
Employment Agreement with David I. Rainer
Prior to March 1, 2026, Mr. Rainer was a party to an employment agreement with us which was entered into and became effective on July 31, 2024, pursuant to which he served as Executive Chairman of the Company and Bank. This agreement was later amended and restated as described above. The agreement provided for a term of employment for four years in the role of Executive Chairman with an annual base salary of $660,000, subject to review and adjustment, but not reduction, at the discretion of the Company’s board of directors, and Mr. Rainer’s participation in the Company’s management incentive plan, with Mr. Rainer’s specific acknowledgement that he was subject to the Company’s incentive compensation clawback policy. The employment agreement provided for an initial term of four years, and after such initial term Mr. Rainer’s employment would continue for one additional year as an Executive Director with an annual base salary of the greater of $100,000 per year or the then current fees for the Company and the Bank board members, and Mr. Rainer would remain a director of the Company and the Bank. Mr. Rainer was granted a restricted share unit award equivalent to $750,000 of the Company’s common stock, subject to vesting ratably over five years, in connection with the agreement.

Mr. Rainer’s employment agreement provided for certain severance benefits upon his involuntary termination without “cause” or if he resigned for “good reason,” in each case as defined in his employment agreement. Following such event of termination or such resignation, Mr. Rainer would have been entitled to his accrued salary and benefits and a lump sum severance payment equal to his base salary as in effect on the date of termination. Additionally, the Company would have continued to cover Mr. Rainer and his covered dependents under its group healthcare coverage until the earlier of 12 months or the date on which he becomes eligible to receive medical benefits under another group health plan.

If Mr. Rainer was terminated without cause or resigned for good reason and Mr. Rainer’s last day of employment occured on or after a change in control was initially publicly announced by the Company (provided the change in control consummated) but prior to the first anniversary of the change in control, he would have been entitled to 36 months’ of his then current base salary (or during his tenure as an Executive Director, his final salary as Executive Chairman), plus three times the average of his aggregate annual bonus paid or payable in the three prior calendar years (or during his tenure as an Executive Director, the final three years as Executive Chairman), plus six months’ health insurance premiums for himself and his dependents. Additionally, the Company would have paid Mr. Rainer an amount equal to six months of COBRA health insurance premiums for him and his covered dependents.

Mr. Rainer’s employment agreement included a Section 280G “best-net cutback” provision that provided that in the event any payment or benefit provided under the employment agreement or any other arrangement with the Company or its affiliates constituted “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then such payments and/or benefits would have either been (i) provided in full or (ii) would have been reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Internal Revenue Code, whichever resulted in Mr. Rainer receiving a greater amount on an after-tax basis.

2026 | Annual Proxy Statement	41

Under this employment agreement, Mr. Rainer participated in the Bank’s vacation and time off policy and was eligible to participate in all group medical and life insurance benefits in accordance with the Bank’s employee benefits policy. A monthly automobile allowance of $1,500 was provided to Mr. Rainer, and he was also entitled to the Bank’s general benefit plans under this employment agreement.

Transition and Separation Agreement with Steven Shelton
We entered into an Transition and Separation Agreement with Mr. Shelton, effective December 31, 2025, in connection with Mr. Shelton’s retirement. Under the agreement, Mr. Shelton’s employment with the Company as the Chief Executive Officer terminated on December 31, 2025 and Mr. Shelton will serve as a strategic transition partner from January 1, 2026 to December 31, 2026 with an annual base salary of $200,000, subject to review and adjustment.

Mr. Shelton has also agreed to a general release of claims, dated as of December 31, 2025, which provides for a separation payment of $996,400 paid in a lump sum on the Banks first regular payroll date on or following July 1, 2026, COBRA severance benefits, payment of a discretionary bonus for year-end 2025, the acceleration and vesting of all outstanding and unvested stock awards previously granted to Mr. Shelton prior to July 31, 2024, full vesting in Mr. Shelton’s supplemental executive retirement plan (“SERP”) and provision of certain additional benefits under his SERP.

Mr. Shelton will participate in the Bank’s vacation and time off policy in accordance with the Bank’s employee benefits policy.

Employment Agreement with Steven Shelton
Prior to December 31, 2025, Mr. Shelton was a party to an employment agreement with us which was effective July 31, 2024, pursuant to which he served as Chief Executive Officer of the Company and the Bank. This agreement was superseded by his Transition and Separation Agreement described above. The agreement provided for a term of employment for four years with an annual base salary of $610,000, subject to review and adjustment, but not reduction, at the discretion of the Company’s board of directors, and Mr. Shelton’s participation in the management incentive plan, with Mr. Shelton’s specific acknowledgement that he was subject to the Company’s incentive compensation clawback policy. After the initial four year term, the agreement provided for one additional year, absent notice of termination given by either Mr. Shelton or the Company. Mr. Shelton was granted a restricted share unit award equivalent to $500,000 of Company common stock, subject to vesting ratably over four years, in connection with the agreement.

Mr. Shelton’s employment agreement provided for certain severance benefits upon his involuntary termination without “cause” or if he resigned for “good reason,” in each case as defined in his employment agreement. If Mr. Shelton was terminated without cause within the first three years of his employment with the Company and the Bank, he would be entitled to the change in control benefit under his former employment agreement with CALB. These benefits included 24 months of his then-current base salary, plus the average of his aggregate annual bonus paid in the three most recent bonuses previously paid and the acceleration of the vesting of all outstanding and unvested stock awards previously granted to him. Mr. Shelton would not be entitled to any other severance plan or policy of the Company and any acceleration of equity awards he would have been entitled to would have been limited to equity awards held by him at the closing of the Merger. If Mr Shelton was terminated without “cause” or if he resigned for “good reason,” after the third anniversary of the Merger, following such event of termination or such resignation, Mr. Shelton would have been entitled to his accrued salary and benefits and a lump sum

2026 | Annual Proxy Statement	42

severance payment equal to his base salary as in effect on the date of termination. Additionally, the Company would have continued to cover Mr. Shelton and his covered dependents under its group healthcare coverage until the earlier of 12 months or the date on which he becomes eligible to receive medical benefits under another group health plan.

If Mr. Shelton was terminated without cause or resigned for good reason and Mr. Shelton’s last day of employment occurred on or after a change in control was initially publicly announced (provided the the change in control was consummated) but prior to the first anniversary of the change in control, he would have entitled to 24 months’ of his then current base salary, plus two times the average of his aggregate annual bonus paid or payable in the three prior calendar years, plus six months’ health insurance premiums for himself and his dependents. Additionally, the Company would have paid Mr. Shelton an amount equal to six months of COBRA health insurance premiums for him and his covered dependents.

Mr. Shelton’s employment agreement included a Section 280G “best-net cutback” provision that provided in the event any payment or benefit provided under the employment agreement or any other arrangement with our Company or its affiliates constitutes “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then such payments and/or benefits would have either been (i) provided in full or (ii) would have been reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Internal Revenue Code, whichever resulted in Mr. Shelton receiving a greater amount on an after-tax basis.

Under this employment agreement, Mr. Shelton participated in the Bank’s vacation and time off policy and was eligible to participate in all group medical and life insurance benefits in accordance with the Bank’s employee benefits policy. A monthly automobile allowance of $1,500 was provided to Mr. Shelton, and he was entitled to the Company’s general benefit plans.
Change-in-Control Agreements with Named Executive Officers
On March 26, 2025, we entered into change-in-control agreements with our executive officers. These agreements provide that if the executive is terminated during 12 (or in some instances 18 or 24) months subsequent to a “change in control” of the Company, as defined in the agreements, by the Company without “cause” or by the executive for “good reason,” in each case as defined in the executive’s agreement, the executive will be entitled to receive a lump sum severance payment equal to the sum of the executive’s annual base salary, average annual bonus for the previous three years and the average value of the equity awards granted over the previous three years (or in some instances 1.5 or 2 times the sum of those amounts). In the case of Mr. Dolan and Mr. Hernandez, the termination period is 24 months and the lump sum severance payments are two times the sum of those amounts. In addition, the executive would also be entitled to a pro-rated (through the date of termination) portion of his or her bonus for the then-current year, whether payable in cash or property and calculated as if all performance metrics for the maximum bonus were met, and all of the executive’s equity incentive awards will vest, with performance based awards vesting at target. Each change-in-control agreement includes a Code Section 280G “best-net cutback” provision similar to the provision described in Mr. Rainer and Mr. Shelton’s employment agreements above. The payment of all such severance amounts and benefits is contingent upon the executive’s timely execution and non-revocation of a release of all claims. The change-in-control agreements expire on December 31, 2028, but our obligations to the executives will survive with respect to any change in control that occurs during the term.

2026 | Annual Proxy Statement	43

Supplemental Executive Retirement Plans with Named Executive Officers
Mr. Shelton had a supplemental executive retirement plan dated May 7, 2018 (“SERP”) with CALB which was assumed by the Company and Bank. The terms continued as set forth in the respective agreements except that the percentage referenced in the defined term “Targeted Benefit Amount” (as defined in the SERP) was increased to 30% from 25%, and if he was terminated without “cause” (as defined in the SERP) then he became immediately and fully vested. Mr. Shelton’s SERP provided for a projected value of approximately $2.4 million when fully vested after 10 years with monthly payments generally commencing upon his retirement. This benefit was subject to a ten year vesting period beginning on the original date of the SERP with full accelerated vesting if he was terminated or quit for good reason (as defined in the SERP) in connection with a change of control. In connection with Mr. Shelton’s and the related Transition and Separation Agreement, $336 thousand benefits under the SERP were accelerated, resulting in a present value of the vested accrued benefit of $2.1 million for Mr. Shelton at December 31, 2025.
Mr. Shelton also had a split-dollar joint beneficiary agreement with CALB that was assumed by the Company and the Bank. This agreement provided for the sharing of proceeds of bank owned life insurance previously purchased on his life such that if he should die while employed, his named beneficiaries would receive a specified sum or the net amount at risk, whichever is smaller. As of December 31, 2024, this benefit was valued at $1.35 million.
In July 2021, the Bank entered into supplemental executive retirement agreements (each, a “SERP”) with Mr. Dolan and Mr. Hernandez providing that a specified annual benefit ($50,000 for Mr. Dolan and $75,000 for Mr. Hernandez) is payable for ten years following his normal retirement at age 67. Each SERP is a nonqualified deferred compensation arrangement with benefits vesting 20% annually over five years for Mr. Dolan and 10% annually over ten years for Mr. Hernandez. If the executive voluntarily resigns or is terminated without cause, as defined in his SERP, before age 67, each SERP provides a lump sum early termination benefit in an amount equal to the product of the then-accrued liability balance and the executive’s vesting percentage. Upon the executive’s permanent disability, death or a termination without cause before age 67, each SERP provides the executive or his beneficiaries a lump sum benefit in an amount equal to then-accrued liability balance. If an executive is terminated without “cause” or resigns for “good reason” during the 12 months following a “change in control,” each as defined in his SERP, before age 67, each SERP provides a lump sum benefit in an amount equal to the accrued liability balance calculated as of the executive’s ordinary retirement discounted for present value. As of December 31, 2025, the present values of the vested accrued benefit were $364 thousand for Mr. Dolan and $86 thousand for Mr. Hernandez. The SERPs constitute unfunded, unsecured promises by the Bank to make payments in the future.
California BanCorp 2019 Omnibus Equity Compensation Plan
General. The 2019 Omnibus Equity Compensation Plan (the “2019 Plan”) was first adopted by our Board of Directors on November 20, 2019, and approved by our shareholders on April 22, 2020. Our Board subsequently amended the 2019 Plan on October 26, 2020, and June 26, 2021, to increase the number shares of common stock available for awards. The 2019 Plan will terminate on November 19, 2029. The 2019 Plan was designed to ensure the continued availability of equity awards that will assist us in attracting, retaining and rewarding key employees and directors. The 2019 Plan is intended to promote the growth and profitability of the Company by providing our key employees and directors with incentive compensation opportunities in the form of stock options and restricted shares, thereby aligning their interests with those of our shareholders.

2026 | Annual Proxy Statement	44

Shares Available for Awards. Up to 3,400,000 shares of common stock, which includes any shares of common stock underlying awards that expire or are otherwise terminated or forfeited at any time after the effective date of the 2019 Plan, will be available for issuance to participants (including individuals who may become participants due to acquisitions) under the 2019 Plan. In addition, there are outstanding stock options to purchase totaled 118,875 shares and outstanding unvested restricted shares totaled 713,905 shares of common stock outstanding under the 2019 Plan that were originally issued by the Bank and which we assumed when we completed the bank holding company reorganization. Shares of common stock delivered to or withheld by the Company pursuant to the exercise of an award or applied to the satisfaction of any tax withholding obligation become available for re-grant under the 2019 Plan. Shares subject to awards issued in substitution or replacement of awards issued by another entity do not count against the 2019 Plan’s share grant limits. The 2019 Plan does not have an evergreen provision.
Administration. The CNG Committee administers the 2019 Plan. Among other powers, the CNG Committee has full and exclusive power to interpret the 2019 Plan, grant awards, and to determine the number of shares of common stock that will be subject to the awards. The CNG Committee may delegate to one or more persons other than members of the CNG Committee certain day-to-day administrative duties with respect to the 2019 Plan.
Eligibility for Participation. All officers, employees, directors and consultants of the Company and its subsidiaries are eligible to participate in the 2019 Plan. Subject to the provisions of the 2019 Plan, the CNG Committee has the authority to select from the eligible individuals to whom awards are granted and to determine the nature and amount of each award.
Types of Awards. The CNG Committee may grant incentive awards in the form of stock options and restricted stock. Each award will be reflected in an agreement between the Company and the recipient and will be subject to the terms of the 2019 Plan, together with any other terms or conditions contained therein that are consistent with the 2019 Plan and that the CNG Committee deems appropriate.
Stock Options. The CNG Committee may grant stock options intended to qualify as incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code, and “nonqualified stock options” that are not intended to so qualify as incentive stock options or any combination of ISOs and nonqualified stock options.
The CNG Committee will determine the term of each option and the exercise price per share for options on the date of grant, provided that the exercise price of any option granted under the 2019 Plan can never be less than the fair market value of the underlying shares of common stock on the date of grant. The CNG Committee may impose in an award agreement such restrictions on the shares deliverable upon exercise of a stock option as it deems appropriate, including that such shares will constitute “restricted shares” subject to restrictions on transfer.
Restricted Stock. An award of restricted stock involves the immediate transfer by the Company to the participant of a specific number of shares of common stock which are subject to a risk of forfeiture and a restriction on transferability. This restriction will lapse following a stated period of time or subject to any stated conditions. The participant does not pay for the restricted stock and has all the rights of a holder of a share of common stock of the Company (except for the restriction on transferability), including the right to vote and receive dividends unless otherwise determined by the CNG Committee and set forth in the award agreement. Except as provided otherwise in an award agreement, if a participant’s employment with the Company or its subsidiaries is terminated for any reason at any time during which any portion of an award of restricted stock remains subject to restrictions, that portion will automatically be forfeited and returned to the Company.

2026 | Annual Proxy Statement	45

Modification and Substitutions of Awards. Subject to applicable law and the terms of the 2019 Plan, the CNG Committee may: (i) modify, extend and renew awards to modify the terms of an award agreement, provided that no modification, extension or renewal may have the effect of lowering the exercise price of any award except for adjustments related to capitalization and other corporate changes as described above; and/or (ii) accept the surrender of awards granted under the 2019 Plan or under any other equity compensation plan of the Company and replace them with new awards pursuant to the 2019 Plan.
Amendment and Termination. Our Board may, at any time and from time to time and in any respect, terminate, amend or modify the 2019 Plan, including to provide that the 2019 Plan and each award granted under the 2019 Plan complies with applicable law, regulations and stock exchange rules provided that no amendment (other than an adjustment upon a change in capitalization) may adversely affect any outstanding award, without the written consent of the participant holding such outstanding award. Such termination, amendment or modification may be without shareholder approval except to the extent that such approval is required by the Internal Revenue Code, or under any other applicable laws or stock exchange rules.
The CNG Committee may, at any time and in its sole discretion, determine that any outstanding stock options granted under the 2019 Plan, whether or not exercisable, will be canceled and terminated and the holders of such stock options may receive for each share of common stock subject to such stock option award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the fair market value of our common stock and the stock option’s exercise price per share multiplied by the number of shares of common stock subject to such stock option; provided that if such product is zero or less, the stock option may be canceled without consideration.
Effect of Termination and Change in Control. Unless otherwise provided in an award agreement, if a “terminating event” (as defined in the 2019 Plan) occurs, the 2019 Plan will terminate and all stock options and restricted stock awards will vest in full, with holders of stock options given at least 30 days to elect to exercise, subject to the completion of the terminating event. Under the 2019 Plan, a “terminating event” includes (1) the consummation of a plan of liquidation or dissolution of the Company, (2) a merger or reorganization in which the Company is not the surviving corporation or (3) a sale of all or substantially all of the Company’s assets, unless all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, a successor corporation (or a parent or subsidiary of the successor corporation).
Assumed Awards Under the CALB Amended and Restated 2017 Equity Incentive Plan
In connection with the Merger, each of the 185,878 outstanding, unvested restricted stock units granted to the continuing directors, executives and employees under CALB’s Amended and Restated 2017 Equity Incentive Plan were assumed and converted into 295,512 unvested restricted stock units of the Company. Each such converted restricted stock unit award continues to be subject to the same terms and conditions as were applicable to the corresponding CALB restricted stock unit award immediately prior to the Merger. The weighted average remaining term on these assumed restricted stock units was 4 years, ranging from two months to 5 years.

Policies with Respect to Timing of Stock-Based Award
We do not currently grant awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we have no specific policy or practice on the timing of awards of options in relation to the disclosure of material nonpublic information by the Company. In the event we determine to grant new awards of stock options, stock appreciation rights or similar option-like instruments, our Board will evaluate the appropriate steps to take in relation to the foregoing.

2026 | Annual Proxy Statement	46

Outstanding Equity Awards
The following table provides information for each of our named executive officers regarding outstanding stock options and restricted share units held by our named executive officers as of December 31, 2025.

			Number of	Number of	Option		Number	Market Value
			Underlying	Underlying	Exercise	Option	of Shares or	of Shares or
	Grant		Unexercised Options-	Unexercised Options-	Price	Expiration	Units of stock that Have	Units of Stock that Have
Name	Date		Exercisable	Unexercisable	($)	Date	Not Vested	Not Vested (1)
David I. Rainer	3/1/2024	(2)	—	—	—	—	13,945	$260,353
Chairman of the Board, Chief Executive Officer of the Company and the Bank	8/2/2024	(3)	—	—	—	—	39,216	$732,163
	3/3/2025	(4)	—	—	—	—	3,416	$63,777

Steven E. Shelton(5)	7/31/2024	(6)					1,813	$33,849
Former Director, Chief Executive Officer of the Company and Bank	7/31/2024	(7)					1,082	$20,201
	7/31/2024	(8)					1,622	$30,283
	7/31/2024	(9)					9,086	$169,636
	8/2/2024	(10)	—	—	—	—	24,510	$457,602

Thomas G. Dolan	3/1/2024	(2)	—	—	—	—	7,518	$140,361
Executive Vice President Chief Financial Officer of the Company and Chief Strategy Officer of the Bank	8/2/2024	(11)	—	—	—	—	20,915	$390,483
	3/3/2025	(4)					1,868	$34,876

Richard Hernandez	5/5/2022	(12)	—	—	—	—	6,729	$125,630
President of the Company and the Bank	8/2/2024	(11)	—	—	—	—	15,686	$292,858
	3/3/2025	(4)					1,752	$32,710

(1)Based on the closing price of the Company’s common stock of $18.67 on December 31, 2025.
(2)Represents restricted stock units that will vest in equal installments over a two-year period beginning on March 1, 2024.
(3)Represents restricted stock units granted pursuant to Mr. Rainer’s Amended and Restated Employment Agreement dated as of January 30, 2024, which will vest in equal installments over a five-year period beginning on August 2, 2025.
(4)Represents restricted stock units that will vest in equal installments over a two-year period beginning on March 3, 2025.
(5)Effective December 31, 2025, Mr. Shelton retired from his role as Director, Chief Executive Officer of the Company and the Bank.
(6)Represents restricted stock units assumed from the Merger that will vest in equal installments over a two-year period beginning on March 8, 2025. The remaining restricted stock units were fully vested on January 8, 2026.
(7)Represents restricted stock units assumed from the Merger that will vest in equal installments over a four-year period beginning on July 27, 2025. The remaining restricted stock units were fully vested on January 8, 2026.
(8)Represents restricted stock units assumed from the Merger that will vest in equal installments over a three-year period beginning on April 12, 2025. The remaining restricted stock units were fully vested on January 8, 2026.
(9)Represents restricted stock units assumed from the Merger that will vest in equal installments over a five-year period beginning on March 25, 2025. The remaining restricted stock units were fully vested on January 8, 2026.
(10)Represents restricted stock units granted pursuant to Mr. Shelton’s employment agreement with the Company and Bank, which will vest in equal installments over a three-year period beginning on August 2, 2025.
(11)Represents restricted stock units that will vest in equal installments over a five-year period beginning on August 2, 2025.
(12)Represents restricted stock units that will vest in equal installments over a five-year period beginning on May 5, 2023.

2026 | Annual Proxy Statement	47

Certain Relationships and Related Transactions, and Director Independence
Policies and Procedures for Approval of Related Person Transactions
Our Board of Directors has adopted a written Related Party Transactions Policy. The policy describes the procedures used to identify, review, approve and disclose, if necessary, any transaction occurring since the beginning of our last fiscal year, or any currently proposed transaction, involving the Company where the amount involved exceeds $120,000 and in which any of the following persons had or will have a direct or indirect material interest: (i) a director or director nominee; (ii) an executive officer; (iii) a person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; or (iv) a person known by the Company to be an immediate family member of any of the foregoing. Each such transaction is referred to as a “Related Party Transaction.”
The Company does not allow for loans to be made to its employee base; therefore no officers of the Company have loans with us. Loans made to directors and their related parties must comply with Regulation O of the Federal Reserve.
Under the policy, each of our directors and executive officers is required to inform the Chief Legal Officer of any potential Related Party Transaction. In addition, on an annual basis, each director and executive officer completes a questionnaire designed to elicit information about any potential Related Party Transactions. Once a transaction has been identified and is determined to constitute a Related Party Transaction, the CNG Committee will be provided with a summary of material facts of the transaction. The CNG Committee will then review the transaction and determine whether it should be permitted or prohibited. In making its determination, the CNG Committee will consider all relevant factors, including but not limited to (i) whether the terms of the Related Party Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party, (ii) whether there are business reasons for us to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of an outside director, and (iv) whether the Related Party Transaction would present an improper conflict of interest for any director or executive officer. A committee member having an interest in a Related Party Transaction will not participate in any discussion, approval or ratification of the transaction.
Certain Transactions with Related Persons
Banking Transactions
Some of our officers and directors and the business organizations with which they are associated have been customers of, and have engaged in banking transactions with, the Bank in the ordinary course of business, and we expect that they will continue to engage in such banking transactions in the future. All of the banking transactions described in this paragraph are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this proxy statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. Further, the Bank is restricted as to the extent and amount of loans it can make to our directors. All of the banking transactions described in this paragraph have complied with said restrictions.

2026 | Annual Proxy Statement	48

Lease Relationship
The Bank leases a branch office located in Ramona, California from an entity of which one of our former directors, John Farkash, is a majority beneficial owner. Mr. Farkash resigned from his role as director on January 16, 2024. The Bank first entered into this lease in 2000 and, as amended, the lease covers approximately 1,476 usable square feet. Total lease expense for each of 2025 and 2024 was $44 thousand and $44 thousand and future minimum lease payments under the lease were $62 thousand as of December 31, 2025.
Certain Investments
The Company invested in Castle Creek Launchpad Fund I (“Launchpad”) in 2022. Launchpad is a financial technology venture capital fund for which our director, Mr. Volk, serves on the investment committee. The Company’s total commitment is $2.0 million, and the Company contributed an aggregate of $1.5 million through the year ended December 31, 2025.
Director Independence
Our Board annually evaluates the independence of its members based on the listing rules of the Nasdaq Stock Market and the related rules of the SEC. In addition, our Board annually evaluates the independence of its ARC Committee and CNG Committee members based on the Nasdaq Rules 5605(c)(2) and (d)(2), respectively. Our corporate governance policy requires that a majority of the Board be composed of directors who meet the requirements for independence established by these standards. Our Board has concluded that the Company has a majority of independent directors and that our Board meets the standards of Nasdaq Rules 5605(a)(2). Our Board has also concluded that the members of the ARC Committee meet the standards of the Nasdaq Rule 5605(c)(2) and that the members of the CNG Committee meet the standards of the Nasdaq Rule 5605(d)(2).
Our Board has determined that each of our directors, other than Mr. Rainer, Mr. Di Tomaso and Ms. Williams, are independent, taking into account the matters discussed above. Mr. Rainer is not independent because he is an employee of the Company and/or the Bank. Mr. Di Tomaso and Ms. Williams are not independent because they were each employed by the Bank within the last three years.

2026 | Annual Proxy Statement	49

Report of the Audit and Risk Committee

The Audit and Risk Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2025, with the management of the Company and with RSM US LLP (“RSM”), the Company’s independent public accounting firm. Specifically, the Audit and Risk Committee has discussed with the independent public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, which includes, among other things:
•Methods used to account for significant unusual transactions;
•The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•The process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and
•Disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the consolidated financial statements.
The Audit and Risk Committee has received the written disclosures and the letter from the Company’s independent public accounting firm, RSM, required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Risk Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit and Risk Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2025.

AUDIT AND RISK COMMITTEE
Rochelle G. Klein, Chair
Andrew Armanino, Jr.
Kevin J. Cullen
Dr. Lester Machado

The foregoing report shall not be deemed soliciting material or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

2026 | Annual Proxy Statement	50

PROPOSAL II TO RATIFY THE SELECTION OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM

Proposal II
Change of the Independent Auditor

As previously disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2023 (the “Eide Bailly Form 8-K”), Eide Bailly LLP (“Eide Bailly”) notified the Company on November 17, 2023 that Eide Bailly has made a decision to exit the financial institution portion of its SEC audit practice, and therefore would decline to stand for reappointment as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The Company continued to engage Eide Bailly for the audit of the financial statements for the year ended December 31, 2023, and for the review of the Company’s interim financial statements for the quarter ended March 31, 2024.
As previously disclosed in the Eide Bailly Form 8-K, the audit reports of Eide Bailly on the Company's consolidated financial statements as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
As previously disclosed in the Eide Bailly Form 8-K, during the years ended December 31, 2022 and 2021, and subsequent interim period through November 22, 2023, there have been no disagreements with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eide Bailly, would have caused Eide Bailly to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements for such periods.
As previously disclosed in the Eide Bailly Form 8-K, during the two most recent years ended December 31, 2022 and 2021 and subsequent interim period through November 22, 2023, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.
Independent Registered Public Accounting Firm for 2026

The Audit and Risk Committee has appointed RSM US, LLP (“RSM”) to serve as the Company’s independent public accounting firm for the fiscal year ending December 31, 2026. RSM was engaged on April 2, 2024. The Audit and Risk Committee and the Board seek to have the shareholders ratify the Audit and Risk Committee’s appointment of RSM as the Company’s independent public accounting firm for the fiscal year ending December 31, 2026. Although the Company is not required to seek shareholder approval of this appointment, the Board of Directors feels it is sound corporate governance to do so. If the appointment of RSM is not ratified by the Company’s shareholders, the Audit and Risk Committee may appoint another independent accounting firm or may decide to maintain its appointment of RSM. RSM has served as the Company’s independent public accountants since April 2024. Eide Bailly LLP had served as the Company’s former independent public accountants since 2019, for each of the years ended December 31, 2019 through 2023. Vavrinek, Trine, Day & Co., LLP, who joined Eide Bailly LLP in 2019, had served as the Company’s auditor since 2007.
Representatives of RSM will participate at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

2026 | Annual Proxy Statement	51

Fees
For the years ended December 31, 2025 and 2024, RSM, the Company’s independent public accountants, provided services to the Company, as follows:

	Year Ended December 31,
(in thousands)	2025	2024
Audit fees	$593	$522
Audit-related fees	—	60
Total audit and audit-related fees	593	582
All other fees	—	—
Tax fees	—	—
Total fees	$593	$582
For the years ended December 31, 2025 and 2024, Eide Bailly, the Company’s former independent public accountants, provided services to the Company, as follows:

	Year Ended December 31,
(in thousands)	2025	2024
Audit fees	$—	$39
Audit-related fees	—	77
Total audit and audit-related fees	—	116
All other fees	—	—
Tax fees	—	—
Total fees	$—	$116

Audit fees. In the year ended December 31, 2025 and 2024, RSM rendered audit services, which consisted of professional services provided for the audit of the Company’s annual consolidated financial statements and internal control over financial reporting including compliance with FDIC Improvement Act, reviews of the Company’s quarterly consolidated financial statements in connection with the filing of periodic reports, and related consultations.
In the year ended December 31, 2024, Eide Bailly rendered audit services, which consisted of professional services provided for the review of the Company’s quarterly consolidated financial statements in connection with the filing of a periodic report, and related consultations.
Audit-related fees. RSM rendered other audit-related fees for services related to the Merger in 2024. No other audit related services were rendered during 2025. Eide Bailly rendered other audit-related fees for the review of registration statements on Forms S-4 and S-8 during 2024.
All other fees. RSM and Eide Bailly did not render any other services to us during 2025 and 2024.
Tax fees. RSM and Eide Bailly did not render any tax services to us during 2025 and 2024.
Audit and Non-Audit Services Pre-Approval Policy
The Audit and Risk Committee’s charter provides that the Audit and Risk Committee must pre-approve services to be performed by the Company’s independent registered public accounting firm. In accordance with that requirement, the Audit and Risk Committee pre-approved the engagement of each

2026 | Annual Proxy Statement	52

of RSM and Eide Bailly pursuant to which it provided the services described above for the fiscal years ended December 31, 2025 and 2024, respectively.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting, provided that such shares also constitute at least a majority of the required quorum. Abstentions and broker non-votes are not counted in determining whether the affirmative votes constitute a majority of the shares present or represented and voting at the Annual Meeting for this proposal but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.

✓	The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of RSM US LLP as the Company’s Independent Public Accounting Firm for the Fiscal Year Ending December 31, 2026.

2026 | Annual Proxy Statement	53

PROPOSAL III TO APPROVE THE COMPANY’S 2026 OMNIBUS EQUITY INCENTIVE PLAN

Proposal III

Introduction

On April 13, 2026, our board of directors (the “Board”) adopted our 2026 Omnibus Equity Incentive Plan (the “2026 Plan”). The 2026 Plan will become effective, if at all, on the date that it is approved by our shareholders (the “Effective Date”).

We currently maintain the 2019 Omnibus Equity Incentive Plan (the “Prior Plan”). There are currently 809,362 shares reserved for issuance under the Prior Plan as of April 13, 2026. However, following April 13, 2026, no further awards may be issued under the Prior Plan, but all awards under the Prior Plan that are outstanding as of such date will continue to be outstanding and governed by the terms, conditions and procedures set forth in the Prior Plan and any applicable award agreement.

Under the 2026 Plan, 1,600,000 shares of our common stock are initially available for grant. Our administrator may grant incentive stock options (“ISOs”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to participants to acquire shares of Company common stock under the 2026 Plan. The closing price per-share of our common stock on April 10, 2026 was $18.38. The following table sets forth, as of April 10, 2026, the approximate number of each class of participants eligible to participate in the 2026 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	301
Directors(1)	10
Independent Contractors	0
(1) 1 of 10 directors is also an employee

Rationale for Adoption of the 2026 Plan

Grants of options, stock appreciation rights, restricted shares of common stock, restricted stock units and other stock-based awards to our employees, directors and independent contractors are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in our long-term growth and profitability. The number of shares proposed to be available for grant under the 2026 Plan is designed to enable us to properly incentivize our employees and management teams over a number of years on a going-forward basis.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting, provided that such shares also

2026 | Annual Proxy Statement	54

constitute at least a majority of the required quorum. Abstentions and broker non-votes are not counted in determining whether the affirmative votes constitute a majority of the shares present or represented and voting at the Annual Meeting for this proposal but could affect whether this proposal is approved because they do not count as affirmative votes in determining whether the shares voting affirmatively on the proposal constitute at least a majority of the required quorum.

✓	The Board of Directors Recommends a Vote “FOR” the approval of the 2026 Plan.

Dilution, Stock Available and Historical Stock Usage

Dilution. Subject to shareholder approval of the 2026 Plan, the number of shares of common stock reserved for issuance under the 2026 Plan is 1,600,000 shares. The Board believes that this number of shares constitutes reasonable potential equity dilution and provides a significant incentive for employees, directors and independent contractors to increase the value of the Company for all shareholders. The closing trading price per share of common stock as of the record date was $17.76. As of the record date, we had (i) 32,152,298 shares of common stock outstanding; (ii) 85,625 stock options outstanding (vested and unvested), with a weighted average exercise price of $11.20 per share; and (iii) 806,689 shares of unvested restricted stock units outstanding. The new shares of our common stock available under the 2026 Plan would represent an additional potential equity dilution of approximately 4.7%, which does not include outstanding awards under the Prior Plan. Including the proposed additional shares of common stock under the 2026 Plan, the potential equity dilution from all equity incentive awards outstanding and available for grant under all of our equity plans would result in a maximum potential equity dilution of approximately 7.2%.

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2026 Plan 1,600,000 shares of common stock reserved for issuance, provided that shares of common stock issued under the 2026 Plan with respect to an Exempt Award will not count against the share limit. Under the 2026 Plan, an “Exempt Award” is (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merges, (ii) an “employment inducement” award as described in the applicable stock exchange listing manual or rules; or (iii) an award that a participant purchases at fair market value.

No more than 1,600,000 shares of common stock shall be issued pursuant to the exercise of incentive stock options.

New shares reserved for issuance under the 2026 Plan may be authorized but unissued shares of our common stock or shares of our common stock that will have been or may be reacquired by us in the open market, in private transactions or otherwise. If any shares of common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan except that (i) any shares of common stock reacquired by us on the open market or otherwise using cash proceeds from the exercise of options, and (ii) any shares of our common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will again be available for awards under the Plan. If an award is denominated in shares of our common stock, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2026 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock

2026 | Annual Proxy Statement	55

available for grant under the 2026 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of our common stock will no longer be available for grant under the 2026 Plan.

As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, the stock reserved under the 2026 Plan will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Share Use. In determining the requested number of shares of common stock reserved for issuance under the 2026 Plan, we evaluated the dilution and historic share usage, burn rate and the existing terms of outstanding awards under the Prior Plan. The annual share usage under our equity plans for the last three fiscal years was as follows:

	Fiscal Year 2025	Fiscal Year(2) 2024	Fiscal Year 2023	Average
Total Shares Granted During Fiscal Year(1)	201,139	539,382	205,422	315,314
Basic Weighted Average Common Stock Outstanding	32,391,016	24,247,064	18,246,164	24,961,415
Burn Rate (A/B)	0.62%	2.22%	1.13%	1.26%
(1) Includes the number of options and full value awards (restricted shares of common stock) granted for such year.
(2) Total shares granted during 2024 excluded restricted stock units assumed from the Merger.

Description of 2026 Plan

The following is a summary of the material features of the 2026 Plan. This summary is qualified in its entirety by the full text of the 2026 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Types of Awards. The 2026 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available; Certain Limitations” are incorporated herein by reference.

Administration. The 2026 Plan will be administered by the Board, or if the Board does not administer the 2026 Plan, a committee or subcommittee of our Board that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of the Board or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2026 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2026 Plan.

The 2026 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award (provided, however, that at least ninety-five percent (95%) of the awards under the Plan shall not vest, in whole or in part, earlier than one (1) year from the date of grant (“minimum vesting requirement”)) excluding for this purpose, any (i) substitute awards, (ii) shares of common stock delivered in lieu of fully vested cash awards and (iii) awards to non-employee directors that vest on the earlier of the one year

2026 | Annual Proxy Statement	56

anniversary of the date of grant or the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting and to amend the terms and conditions of outstanding awards. The restrictions in this paragraph, however, do not apply to the plan administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of a participant’s retirement, resignation for good reason, termination of service without cause, termination due to death or disability or a change in control, as set forth in the terms of the award agreement, or otherwise.

Non-Employee Director Cash-Denominated Award Limit. Notwithstanding any other provision this 2026 Plan to the contrary, the aggregate value (computed as of the date of grant in accordance with applicable financial accounting rules) of all cash-denominated awards granted to any non-employee member of the Board during any single fiscal year shall not exceed $300,000.00.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2026 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2026 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a shareholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2026 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2026 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2026 Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the plan administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent shareholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a shareholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

2026 | Annual Proxy Statement	57

In the event of a participant's termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights. SARs may be granted either alone (a “Free-Standing Right”) or in conjunction with all or part of any option granted under the 2026 Plan (a “Related Right”). A Free-Standing Right will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the Free-Standing Right (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A Related Right will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a Free-Standing Right may not exceed ten years from the date of grant. The exercise period of a Related Right will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a shareholder with respect to the shares of common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of an participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards. The plan administrator may grant other stock-based awards under the 2026 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the plan administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common stock, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2026 Plan; (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2026 Plan; (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2026 Plan; and (iv) the terms and conditions of any outstanding awards

2026 | Annual Proxy Statement	58

(including any applicable performance targets); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may, subject in all events to the requirements of Section 409A of the Internal Revenue Code, may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to ISOs will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2026 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then upon the consummation of such change in control (i) any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2026 Plan shall lapse, and such awards shall be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be achieved at target performance levels. If the vesting of Options and/or Share Appreciation Rights is accelerated in connection with a Change in Control, the Administrator may, in its sole and absolute discretion, determine (at any point in time prior to such Change in Control) that all Options and/or Stock Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

For purposes of the 2026 Plan, a “change in control” means, in summary, the occurrence of any of the following events: (i) any merger, consolidation or reorganization of the Bank or the Company as applicable in which the beneficial owners, directly or indirectly, of the Bank’s or the Company’s then outstanding securities prior to such transactions, remain as the beneficial owners of less than fifty percent (50%) of the combined voting power of the surviving corporation; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of the Bank or the Company having an aggregate fair market value of fifty percent (50%) or more of the total value of assets of the Bank or the Company, reflected in the most recent month end balance sheet of the Bank or the Company; (iii) an acquisition whereby any person (as such term is defined in the Exchange Act including any individual, corporation, partnership, trust, or any other entity, except for an employee) is or becomes the beneficial owner, directly or indirectly, of securities of the Bank or the Company representing more than fifty percent (50%) of the combined voting power of the Bank’s or the Company’s then outstanding securities; except for purposes of this clause (3) the following acquisition shall not constitute a change in control: (A) any acquisition directly from the Bank or the Company; (B) any acquisition by the Bank or the Company; or (C) any acquisition by any employee benefit plan sponsored or maintained by the Bank or the Company; (iv) if in any one year period, individuals who at the beginning of such period constitute the Board of the Bank or the Board ceases for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Bank’s or the Company’s stockholders, of each new director is approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period; or (v) a majority of the members of the Board of the Bank or the Board in office prior to happening of any event determined in its sole discretion that as a result of such event there has been a change in control. Notwithstanding the foregoing, if a change in control would give rise to a payment or settlement event with respect to any payment or benefit hereunder that constitutes “nonqualified deferred compensation” the transaction or

2026 | Annual Proxy Statement	59

event constituting change in control must also constitute a “change in control event” (as defined in Treasury Regulation § 1.409A-3(i)(5)) in order to give to the payment or benefit, to the extent required by Section 409A of the Code.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2026 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2026 Plan

The 2026 Plan provides the Board with authority to amend, alter or terminate the 2026 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Shareholder approval of any such action will be obtained if required to comply with applicable law. The 2026 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

Notwithstanding any other provision of this 2026 Plan, each participant shall be subject to, and shall be required to comply with, the terms and conditions of any clawback or recoupment policy that the Company may adopt or maintain from time to time (as may be amended, restated or superseded), and any award granted under this 2026 Plan, and any shares of common stock issued or cash paid pursuant to an award, shall be subject to forfeiture, recovery or recoupment by the Company in accordance with any such policy. By accepting an award under this 2026 Plan, each participant agrees and consents to the Company’s application, implementation and enforcement of any such clawback or recoupment policy and any provision of applicable laws relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company make take such actions as are permitted under such policy or applicable laws without further consent or action being required by the participant.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2026 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an

2026 | Annual Proxy Statement	60

amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2026 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of an SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at

2026 | Annual Proxy Statement	61

the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

Future grants under the 2026 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2026 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2026 Plan.

2026 | Annual Proxy Statement	62

SOLICITATION

We will pay the costs of soliciting proxies from our shareholders and plan on soliciting proxies by mail. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In order to ensure adequate representation at the Annual Meeting, our directors, officers and employees and those of the Company may, without additional compensation therefor, communicate with shareholders, brokerage houses and others by telephone, email, facsimile, or in person, to request that proxies be furnished. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s common stock.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under Exchange Act Rule 14a-8, any shareholder desiring to submit a proposal for inclusion in our proxy materials for our 2027 annual meeting of shareholders must provide the Company with a written copy of that proposal by no later than December 15, 2026 which is the 120th day before the first anniversary of the date on which the Company’s proxy materials for the Annual Meeting are being released. However, if the date of our 2027 Annual Meeting of shareholders changes by more than 30 days from the date of the Annual Meeting in 2026, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2027 Annual Meeting of shareholders. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, and the rules of the SEC thereunder and other laws and regulations to which interested shareholders should refer.

In accordance with the advance notice requirements contained our Bylaws, a shareholder who proposes to bring business before, or make nominations of persons for election to the Board of Directors at the 2027 annual meeting of shareholders but who does not desire to have the proposal included our proxy materials for the meeting must deliver written notice to the Company’s Corporate Secretary no earlier than 120 calendar days and no later than 90 calendar days before the date such annual meeting is to be held. If our 2027 annual meeting is called for a date that is not within 30 days of the anniversary of the 2026 Annual Meeting, notice must be received not later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made. A shareholder’s written notice must include certain information concerning the shareholder and each nominee or proposal as described in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s “universal proxy” rules, shareholders who intend to solicit proxies in support of director nominees must include the additional information required by SEC Rule 14a-19. For more information on requirements regarding SEC Rule 14a-19, see “Selection and Nomination of Candidates for Election to the Board of Directors Shareholder”. Shareholder proposals or nominations for directors that do not meet the notice requirements set forth above and set forth in our Corporate Bylaws will not be acted upon at the 2027 annual meeting of shareholders.

Nominations and shareholder proposals, as well as requests for a copy of the Company’s Bylaws (which will be furnished to any shareholder without charge upon written request), should be directed to the Corporate Secretary at 12265 El Camino Real, Suite 210, San Diego, California, 92130.

2026 | Annual Proxy Statement	63

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10 percent of the Company’s voting common stock, to report to the SEC their initial ownership of the Company’s equity securities and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this report any late filings or failures to file.
To the Company’s knowledge, based solely on our review of the copies of these reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to the Company’s officers and directors during 2025 were met, except for inadvertent failures by: (i) Mr. Rainer, Mr. Liska, and Ms. Williams to timely file their respective Form 4’s resulting in shares transferred from their individual to their respective family trust accounts (ii) Ms. Carandang to timely file a Form 4 to report shares disposed to satisfy her tax liability by the vesting of a previously granted award; (iii) Mr. Shelton to correct vesting dates on previously granted awards; and (iv) Ms. Klein filed a Form 5 to reflect the disposition and acquisition of shares as a beneficiary pursuant to terms of trust following the death of a grantor.
OTHER MATTERS
We are not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this proxy statement is properly brought before the Annual Meeting or any adjournment or postponement, the proxy holders named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether you vote by telephone, on the internet or return your proxy card by mail.

INTERNET AVAILABILITY OF MATERIALS

The Company’s Notice of Annual Meeting, this proxy statement and 2025 Annual Report are available online at https://www.envisionreports.com/BCAL. In accordance with SEC rules, we are making our proxy materials available over the internet. We expect to mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about April 14, 2026. The Notice contains instructions on how to access this proxy statement and our 2025 Annual Report and submit a proxy over the internet. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials or in this proxy statement.

By Order of the Board of Directors

David I. Rainer
Chairman and Chief Executive Officer

2026 | Annual Proxy Statement	64

California BanCorp

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 8:59 PM, PDT, on May 26, 2026.

Online
Go to www.envisionreports.com/BCAL or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BCAL

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Shareholder Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR each director nominee listed in Proposal I and FOR Proposals II and III.

	For	Withhold		For	Withhold		For	Withhold
1a - Andrew J. Armanino, Jr.	☐	☐	1b - Stephen A. Cortese	☐	☐	1c - Kevin J. Cullen	☐	☐
1d - Frank D. Di Tomaso	☐	☐	1e - Rochelle G. Klein	☐	☐	1f - Dr. Lester Machado	☐	☐
1g - Frank L. Muller	☐	☐	1h - David I. Rainer	☐	☐	1i - David Volk	☐	☐
1j - Anne Williams	☐	☐						

B Authorized Signatures - This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, trustee, or other representative capacity, please give your full title. If more than one shareholder, all should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 6 8 6 2 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

049KWE

2026 | Annual Proxy Statement	65

2026 Annual Meeting

2026 Annual Meeting of Shareholders of California BanCorp

May 27, 2026, 8:30 AM, PDT
California BanCorp Headquarters
12265 El Camino Real, Suite 210, San Diego, CA 92130

Upon arrival, please present photo identification at the registration desk.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BCAL

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — CALIFORNIA BANCORP

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) David I. Rainer and Manisha Merchant, and each of them, as proxy for the undersigned (the "Proxy Holders"), with full power of substitution and revocation, to represent and to vote, as designated on the reverse side of this ballot, all shares of the common stock of California BanCorp (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 27, 2026, at 8:30 AM PDT, at 12265 El Camino Real, Suite 210, San Diego, CA 92130, upon the items set forth on the reverse side and in the Notice of Annual Meeting of Shareholders and according to their discretion upon all other matters that may be properly presented for action at the Annual Meeting or at any adjournment or adjournments thereof. The undersigned may revoke this proxy at any time prior to its exercise.

This proxy, when properly executed and returned to the Company, will be voted in the manner directed. In the event that no such direction is given hereon and this proxy is not subsequently revoked or superseded, the Proxy Holders intend to vote "FOR" each of the listed nominees for election to the Board of Directors (Proposal I), "FOR" the ratification of the Board of Director's selection of independent public accounting firm (Proposal II), and "FOR" the approval of the 2026 Omnibus Equity Incentive Plan (Proposal III).

To assure a quorum, you are urged to date, complete, and sign this proxy and mail it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

PLEASE PROMPTLY COMPLETE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE FOLLOWING THE ELECTRONIC VOTING INSTRUCTIONS.

2026 | Annual Proxy Statement	66

APPENDIX A

CALIFORNIA BANCORP
2026 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.Purpose of Plan.

The name of the Plan is the California BanCorp Inc. 2026 Omnibus Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (i) provide an additional incentive to selected employees, directors, and independent contractors of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.

(c) “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(d) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Awards granted under the Plan.

(e) “Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(f) “Bank” means the California Bank of Commerce, N.A.

(g) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(h) “Board” means the Board of Directors of the Company.

(i) “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(j) “Cause” means a termination of employment due to (i) the willful, intentional, and material breach of duty by Participant in the course of Participant’s employment or service; (ii) the habitual and

2026 | Annual Proxy Statement	67

continued neglect by Participant of Participant’s employment or service duties and obligations; (iii) Participant’s willful and intentional violation of any State of California or federal banking laws, or of the bylaws, rules, policies, or resolutions of the Bank or the Company, or of the rules or regulations of the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”) or the Board of Governors of the Federal Reserve System (“FRB”), or other regulatory agency or governmental authority having jurisdiction over the Company; (iv) Participant’s refusal to comply in any material respect with the legal directives of any regulatory authority or governmental entity having jurisdiction over the Bank or the Company; (v) the determination by a state or federal banking agency or governmental authority having jurisdiction over the Bank or the Company that Participant is not suitable to act in the capacity for which Participant is then employed by the Company; (vi) Participant’s conviction of any felony or a crime involving moral turpitude or commission of a fraudulent or dishonest act, including a breach of trust or misappropriation, or if Participant has entered a plea of nolo contendere to such an act or offense; (vii) Participant’s willful misfeasance or negligence in the performance of Participant’s duties based on the sole discretion of the Board; (viii) Participant’s conduct that is demonstrably and significantly harmful, or will likely have or has had a material adverse effect on the Company or an Affiliate, as reasonably determined by the Board; (ix) Participant cannot be covered under a fidelity bond issued by an insurance company reasonably acceptable to the Company; (x) Participant’s disclosure without authority or unauthorized use of any secret or confidential information concerning Company or an Affiliate or their customers; or (xi) Participant taking any action which the Board determines, in its sole discretion and subject to good faith, fair dealing, and reasonableness, constitutes unfair competition with, or induces any customer to breach any contract with, the Company or an Affiliate. Notwithstanding the foregoing, with respect to any Participant who is a party to an employment agreement or offer letter with the Company or any of its Affiliates or an offer letter with the Company or any of its Affiliates which contains a definition of “cause” or a substantially similar term, shall mean a termination for “cause” as defined in such an agreement.

(k) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the shares of Common Stock such that an adjustment pursuant to Section 5 hereof is appropriate.

(l) “Change in Control” means the occurrence of any one of the following events:

(1) any merger, consolidation or reorganization of the Bank or the Company as applicable in which the Beneficial Owners, directly or indirectly, of the Bank’s or the Company’s then outstanding securities prior to such transactions, remain as the Beneficial Owners of less than fifty percent (50%) of the combined voting power of the surviving corporation;

(2) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) of any assets of the Bank or the Company having an aggregate fair market value of fifty percent (50%) or more of the total value of assets of the Bank or the Company, reflected in the most recent month end balance sheet of the Bank or the Company;

(3) an acquisition whereby any person (as such term is defined in the Exchange Act including any individual, corporation, partnership, trust, or any other entity, except for an employee) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Bank or the Company representing more than fifty percent (50%) of the combined voting power of the Bank’s or the Company’s then outstanding securities; except for purposes of this clause (3) the

2026 | Annual Proxy Statement	68

following acquisition shall not constitute a Change in Control: (A) any acquisition directly from the Bank or the Company; (B) any acquisition by the Bank or the Company; or (C) any acquisition by any employee benefit plan sponsored or maintained by the Bank or the Company;

(4) if in any one year period, individuals who at the beginning of such period constitute the Board of Directors of the Bank or the Board ceases for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Bank’s or the Company’s stockholders, of each new director is approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period; or

(5) a majority of the members of the Board of Directors of the Bank or the Board in office prior to happening of any event determined in its sole discretion that as a result of such event there has been a Change in Control.

Notwithstanding the foregoing, if a Change in Control would give rise to a payment or settlement event with respect to any payment or benefit hereunder that constitutes “nonqualified deferred compensation” the transaction or event constituting Change in Control must also constitute a “change in control event” (as defined in Treasury Regulation § 1.409A-3(i)(5)) in order to give to the payment or benefit, to the extent required by Section 409A of the Code.

(m) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(n) “Committee” means any committee or subcommittee the Board (including, but not limited to the Compensation Committee) may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the shares of Common Stock are traded.

(o) “Common Stock” means shares of common stock of the Company, no par value per share.

(p) “Company” means California BanCorp, a California corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(q) “Covered Executive” means any Executive Officer that (1) has received Incentive Compensation (A) during the Look-Back Period (as defined in Section 27) and (B) after beginning service as an Executive Officer; and (2) served as an Executive Officer at any time during the performance period for the applicable Incentive Compensation.

(r) “Disability” shall, for purposes of determining the vesting of an Award, be considered to exist at the Participant’s termination of employment or service if, on such date, the Participant is suffering from a medical condition which qualifies the Participant (or would, if Participant were a participant in such plan and upon completion of any applicable waiting or elimination period, qualify Participant) for benefits under the Company’s long-term disability plan as in effect from time to time or if there is no such plan at the applicable date, physical or mental incapacity as determined solely by the Committee.

(s) “Effective Date” has the meaning set forth in Section 17 hereof.

(t) “Eligible Recipient” means an employee, director or independent contractor of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under

2026 | Annual Proxy Statement	69

Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director or independent contractor of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(v) “Executive Officer” means any “executive officer” as defined in Section 10D-1(d) of the Exchange Act whom the Board (or the Committee, as applicable) has determined is subject to the reporting requirements of Section 10D of the Exchange Act, and includes any person who is the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company (with any executive officers of the Company’s parent(s) or subsidiaries being deemed Executive Officers of the Company if they perform such policy making functions for the Company). All Executive Officers of the Company identified by the Board (or the Committee, as applicable) pursuant to 17 CFR 229.401(b) shall be deemed an “Executive Officer.”

(w) “Exempt Award” shall mean the following:

(1) An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(2) An “employment inducement” award as described in the applicable stock exchange listing manual or rules may be granted under the Plan from time to time. The terms and conditions of any “employment inducement” award may vary from the terms and conditions set forth in the Plan to such extent as the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(3) An Award that an Eligible Recipient purchases at Fair Market Value (including Awards that an Eligible Recipient elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the shares of Common Stock are delivered immediately or on a deferred basis.

(x) “Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase a share of Common Stock issuable upon exercise of such Award, and (ii) with respect to a Stock Appreciation Right, the base price per share of such Stock Appreciation Right.

(y) “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value, as determined by the Administrator in its sole discretion; provided, that, (i) if the share of Common Stock or other security is admitted or to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the share of Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

2026 | Annual Proxy Statement	70

(z) “Free Standing Rights” has the meaning set forth in Section 8.

(aa) “Good Reason” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Participant.

(bb) “Incentive Compensation” shall be deemed to be any compensation (including any Award or any other short-term or long-term cash or equity incentive award or any other payment) that is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measure (i.e., any measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measures, including stock price and total shareholder return). For the avoidance of doubt, financial reporting measures include “non-GAAP financial measures” for purposes of Exchange Act Regulation G and 17 CFR 229.10, as well as other measures, metrics and ratios that are not non-GAAP measures, like same store sales. Financial reporting measures may or may not be included in a filing with the Securities and Exchange Commission, and may be presented outside the Company’s financial statements, such as in Management’s Discussion and Analysis of Financial Conditions and Results of Operations or the performance graph.

(cc) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(dd) “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(ee) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(ff) “Other Stock-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, a share of Common Stock, including, but not limited to, an unrestricted share of Common Stock, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.

(gg) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon a Participant’s death, the Participant’s successors, heirs, executors and administrators, as the case may be.

(hh) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(ii) “Plan” means this 2026 Omnibus Equity Incentive Plan.

(jj) “Prior Plan” means the Company’s 2019 Omnibus Equity Incentive Plan (as amended from time to time), as in effect immediately prior to the Effective Date.

(kk) “Prior Plan Awards” means an award outstanding under the Prior Plan as of the Effective Date hereof.

2026 | Annual Proxy Statement	71

(ll) “Related Rights” has the meaning set forth in Section 8.

(mm) “Restricted Period” has the meaning set forth in Section 9.

(nn) “Restricted Stock” means a share of Common Stock granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.

(oo) “Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a share of Common Stock at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(pp) “Rule 16b-3” has the meaning set forth in Section 3.

(qq) “Stock Appreciation Right” means a right granted pursuant to Section 8 hereof to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the shares of Common Stock covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(rr) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(ss) “Transfer” has the meaning set forth in Section 15.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and each Stock Appreciation Right or the purchase price of any other Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of shares of Common Stock or amount of cash or other property subject to each

2026 | Annual Proxy Statement	72

Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable) any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the payment schedules of such Awards and/or, to the extent specifically permitted under the Plan, accelerating the vesting schedules of such Awards);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9) to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(10) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-United States laws or for qualifying for favorable tax treatment under applicable non-United States laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c) Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s stockholders.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.

(e) The expenses of administering the Plan (which for the avoidance of doubt does not include the costs of any Participant) shall be borne by the Company and its Affiliates.

(f) If at any time or to any extent the Committee shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Board. Except as otherwise provided in the Articles of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

2026 | Annual Proxy Statement	73

Section 4. Shares of Common Stock Reserved for Issuance Under the Plan.

(a) Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to 1,600,000; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan on or after April 13, 2026, provided all Prior Plan Awards which are outstanding as of the Effective Date shall continue to be governed by the terms, conditions and procedures set forth in the Prior Plan and any applicable award agreement.

(b) Shares of Common Stock issued under the Plan may, in whole or in part, be authorized but unissued shares of Common Stock or shares of Common Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If an Award entitles the Participant to receive or purchase shares of Common Stock, the number of shares of Common Stock covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of shares of Common Stock available for granting Awards under the Plan. If any Awards expire, lapse or are terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Awards being repurchased by the Company at or below the original issuance price), in any case in a manner that results in any share of Common Stock covered by such Awards, not being issued or being so reacquired by the Company, the unused shares of Common Stock covered by such Awards shall again be available for the grant of Awards under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Common Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares of Common Stock shall no longer be available for grant under the Plan.

(c) No more than 1,600,000 shares of Common Stock shall be issued pursuant to the exercise of ISOs.

(d) Minimum Vesting Requirement. Notwithstanding any other provision of this Plan, but in all events subject to Section 11, Awards (or any portion thereof) shall not vest earlier than one year earlier following the date of grant (excluding, for this purpose, any (i) substitute awards, (ii) shares of Common Stock delivered in lieu of fully vested cash Awards and (iii) Awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting) (the “Minimum Vesting Requirement”); provided, that the Committee may grant Awards that are not subject to the Minimum Vesting Requirement with respect to five percent (5%) or less of the shares of Common Stock available for issuance under the Plan (as set forth in Section 4(a), as may be adjusted pursuant to Section 5); provided, further, that the restriction in this Section 4(d) does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of a Participant’s retirement, resignation for Good Reason, termination of service without Cause, termination due to death or Disability or a Change in Control, as set forth in the terms of the Award Agreement or otherwise.

(e) Non-Employee Director Cash-Denominated Award Limit. Notwithstanding any other provision of this Plan to the contrary, the aggregate value (computed as of the date of grant in

2026 | Annual Proxy Statement	74

accordance with applicable financial accounting rules) of all cash-denominated Awards granted to any non-employee member of the Board during any single fiscal year shall not exceed $300,000.00.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the Plan pursuant to Section 4, (ii) the kind, number of securities subject to, and the Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of a share of Common Stock or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Stock, Restricted Stock Units or Other Stock-Based Awards granted under the Plan; and/or (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of a share of Common Stock, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section7. Options.

(a) General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

2026 | Annual Proxy Statement	75

(b) Exercise Price. The Exercise Price of a share of Common Stock purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, subject to Section 4(d) of the Plan, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be subject to vesting or becoming exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole shares of Common Stock to be purchased, accompanied by payment in full of the aggregate Exercise Price of the share of Common Stock so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of a share of Common Stock otherwise issuable upon exercise), (ii) in the form of a share of unrestricted Common Stock already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the share of Common Stock as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.

(f) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.

(1) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be

2026 | Annual Proxy Statement	76

at least one hundred and ten percent (110%) of the Fair Market Value of the share of Common Stock on the date of grant.

(2) $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the share of Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3) Disqualifying Dispositions . Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any share of Common Stock acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such share of Common Stock before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the share of Common Stock by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any share of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such share of Common Stock.

(g) Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the share of Common Stock subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such share of Common Stock and has satisfied the requirements of Section 15 hereof.

(h) Termination of Employment or Service. Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(i) Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made. Each Participant who is granted a Stock Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be awarded, the Exercise Price per share of Common Stock, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more shares of Common Stock than are subject to the Option to which it relates. The provisions of Stock Appreciation

2026 | Annual Proxy Statement	77

Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 15 hereof.

(c) Exercise Price. The Exercise Price of a share of Common Stock purchasable under a Stock Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(d) Exercisability.

(1) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e) Payment Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of shares of Common Stock equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of shares of Common Stock in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of shares of Common Stock equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of shares of Common Stock in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

2026 | Annual Proxy Statement	78

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of shares of Common Stock and cash).

(f) Termination of Employment or Service. Treatment of a Stock Appreciation Right upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(g) Term.
(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h) Other Change in Employment or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and unprotected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.

Section 9. Restricted Stock and Restricted Stock Units.

(a) General. Restricted Stock or Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made. Each Participant who is granted Restricted Stock or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to transferability, delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Stock and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b) Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the shares of Common Stock covered by such Award. Certificates for unrestricted shares of Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award. With respect to Restricted Stock Units to be settled in

2026 | Annual Proxy Statement	79

shares of Common Stock, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or Participant’s legal representative, in a number equal to the number of shares of Common Stock underlying the Restricted Stock Units Award. Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in shares of Common Stock (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form. Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, shares of Common Stock, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Stock or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11 hereof.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award, shall only become payable if (and to the extent) the underlying Restricted Stock vests. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to shares of Common Stock subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of shares of Common Stock covered by Restricted Stock Units shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) shares of Common Stock in respect of the related Restricted Stock Units are delivered to the Participant. Certificates for unrestricted shares of Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock or Restricted Stock Units, except as the Administrator, in its sole discretion, shall otherwise determine.

(3) The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service as a director or independent contractor to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

2026 | Annual Proxy Statement	80

(d) Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10. Other Stock-Based Awards.

Other Stock-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted. Each Participant who is granted an Other Stock-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards. In the event that the Administrator grants a bonus in the form of shares of Common Stock, the shares of Common Stock constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or dividend equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11. Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant is employed by, or otherwise providing services to, the Company or any of its Affiliates immediately prior to the consummation of such Change in Control then upon the consummation of such Change in Control:

(a) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, and payment conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed lapsed and satisfied, as applicable, and such awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at target performance levels.

If the vesting of Options and/or Share Appreciation Rights is accelerated in connection with a Change in Control, the Administrator may, in its sole and absolute discretion, determine (at any point in time prior to such Change in Control) that all Options and/or Stock Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

Section 12. Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s

2026 | Annual Proxy Statement	81

stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the shares of Common Stock are traded or other Applicable Law. Subject to Section 3(c), the Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 13. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever shares of Common Stock or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of shares of Common Stock or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the shares of Common Stock to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 15. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such shares of Common Stock or other property underlying such Award. Unless otherwise determined by the

2026 | Annual Proxy Statement	82

Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 16. Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 17. Effective Date.

The Plan was approved by the Board on April 13, 2026 and shall be adopted and become effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

Section 18. Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 19. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 20. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver shares of Common Stock with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of shares of Common Stock is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of shares of Common Stock, no such Award shall be granted or payment made or shares of Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Exchange Act and is not otherwise exempt from such registration, such shares of Common Stock shall be restricted against transfer to the extent required by the Exchange Act or regulations thereunder, and the

2026 | Annual Proxy Statement	83

Administrator may require a Participant receiving shares of Common Stock pursuant to the Plan, as a condition precedent to receipt of such shares of Common Stock, to represent to the Company in writing that the shares of Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 21. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such Awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 22. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 23. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

2026 | Annual Proxy Statement	84

Section 25. Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 26. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27. Clawback.

Notwithstanding any other provision of this Plan, each Participant shall be subject to, and shall be required to comply with, the terms and conditions of any clawback or recoupment policy that the Company may adopt or maintain from time to time (as may be amended, restated or superseded), and any Award granted under this Plan, and any shares of Common Stock issued or cash paid pursuant to an Award, shall be subject to forfeiture, recovery or recoupment by the Company in accordance with any such policy. By accepting an Award under this Plan, each Participant agrees and consents to the Company's application, implementation and enforcement of any such clawback or recoupment policy and any provision of Applicable Laws relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are permitted under such policy or Applicable Laws without further consent or action being required by the Participant.

Section 28. Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to principles of conflicts of law of such state.

Section 29. Indemnification.

To the extent allowable pursuant to Applicable Law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is designated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 30. Titles and Headings, References to Sections of the Code or Exchange Act.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

2026 | Annual Proxy Statement	85

Section 31. Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 32. Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

2026 | Annual Proxy Statement	86